CONCENTREX INCORPORATED

                                     EMPLOYEE SAVINGS AND STOCK OWNERSHIP
                                                     PLAN

                             (As Amended and Restated Effective January 1, 1999)














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                                              TABLE OF CONTENTS


                                                   CONTENTS

INTRODUCTION..................................................................1

ARTICLE 1         DEFINITIONS.................................................2

     Section 1.1      Account.................................................2
     Section 1.2      Acquisition Loan........................................2
     Section 1.3      Administrative Committee................................2
     Section 1.4      Affiliate...............................................2
     Section 1.5      Allocable Income........................................2
     Section 1.6      Annuity Starting Date...................................2
     Section 1.7      Beneficiary.............................................3
     Section 1.8      Board...................................................3
     Section 1.9      Bonus Contributions.....................................3
     Section 1.10     Bonus Period............................................3
     Section 1.11     Capital Accumulation....................................3
     Section 1.12     Code....................................................3
     Section 1.13     Company.................................................3
     Section 1.14     Company Stock...........................................3
     Section 1.15     Company Stock Account...................................3
     Section 1.16     Compensation............................................3
     Section 1.17     Culverin After-Tax Account..............................4
     Section 1.18     Culverin Plan...........................................4
     Section 1.19     Culverin Supplemental Account...........................4
     Section 1.20     Disability..............................................4
     Section 1.21     Elective Deferrals......................................4
     Section 1.22     Elective Deferrals Account..............................5
     Section 1.23     Eligible Employee.......................................5
     Section 1.24     Eligibility Computation Period..........................5
     Section 1.25     Employee................................................5
     Section 1.26     Employer................................................6
     Section 1.27     Employer Contributions..................................6
     Section 1.28     ERISA...................................................6
     Section 1.29     ESOP....................................................6
     Section 1.30     Financed Shares.........................................6
     Section 1.31     401(k) Portion..........................................6
     Section 1.32     Highly Compensated Employee.............................6
     Section 1.33     Hour of Service.........................................7
     Section 1.34     Investment Fund.........................................8
     Section 1.35     Leased Employee.........................................8
     Section 1.36     Matching Contributions..................................8

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     Section 1.37     Maternity or Paternity Leave............................9
     Section 1.38     Non-Highly Compensated Employee.........................9
     Section 1.39     Normal Retirement Age...................................9
     Section 1.40     One-Year Break in Service...............................9
     Section 1.41     Other Investments Account..............................10
     Section 1.42     Participant............................................10
     Section 1.43     Period of Service......................................10
     Section 1.44     Period of Severance....................................10
     Section 1.45     Plan...................................................10
     Section 1.46     Plan Year..............................................10
     Section 1.47     Pre-1999 Matching Contributions Account................11
     Section 1.48     Rollover Account.......................................11
     Section 1.49     Rollover Contribution..................................11
     Section 1.50     Service................................................11
     Section 1.51     Severance Date.........................................11
     Section 1.52     Trust..................................................12
     Section 1.53     Trustee................................................12
     Section 1.54     Trust Fund.............................................12
     Section 1.55     Valuation Date.........................................12
     Section 1.56     Year of Eligibility Service............................12
     Section 1.57     Year of Participation..................................12
     Section 1.58     Year of Service........................................13

ARTICLE 2         PARTICIPATION..............................................14

     Section 2.1  Participation Date.........................................14
     Section 2.2  Reemployment and Change in Employment Classification.......14
     Section 2.3  Termination of Participation...............................15
     Section 2.4  Qualified Military Service.................................15

ARTICLE 3         PARTICIPANT CONTRIBUTIONS..................................16

     Section 3.1      Elective Deferrals.....................................16
     Section 3.2      Election Procedure and Amendments......................17
     Section 3.3      Rollovers..............................................17
     Section 3.4      Average Deferral Percentage Test.......................17

ARTICLE 4         EMPLOYER CONTRIBUTIONS.....................................21

     Section 4.1      Matching Contributions.................................21
     Section 4.2      Employer Bonus Contribution............................21
     Section 4.3      Contribution of Stock..................................21
     Section 4.4      Average Contribution Percentage Test...................22

ARTICLE 5         MAINTENANCE OF PARTICIPANT ACCOUNTS........................25

     Section 5.1      Participant Accounts...................................25
     Section 5.2      Allocation of Contributions............................26

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     Section 5.3      Financed Shares........................................26
     Section 5.4      Allocation of Investment Gains and Losses..............27
     Section 5.5      Dividends on Company Stock.............................28
     Section 5.6      Accounting for Allocations.............................28
     Section 5.7      Account Statements.....................................29
     Section 5.8      Limitations Imposed by Code Section 415................29

ARTICLE 6         INVESTMENT OF TRUST ASSETS.................................31

     Section 6.1      Investment of 401(k) Portion...........................31
     Section 6.2      Investment of ESOP.....................................32
     Section 6.3      Purchases of Company Stock.............................32
     Section 6.4      Sales of Company Stock.................................32
     Section 6.5      Acquisition Loans......................................32

ARTICLE 7         VOTING OF COMPANY STOCK....................................34

     Section 7.1      Voting.................................................34
     Section 7.2      Tender Offers..........................................34
     Section 7.3      Furnishing of Information..............................34

ARTICLE 8         VESTING....................................................35

     Section 8.1      Vesting................................................35
     Section 8.2      Forfeitures............................................35

ARTICLE 9         IN-SERVICE DISTRIBUTIONS...................................37

     Section 9.1      Cash Dividends.........................................37
     Section 9.2      ESOP Diversification...................................37
     Section 9.3      Hardship Withdrawals...................................38
     Section 9.4      Loans..................................................40
     Section 9.5      Special Rules..........................................40

ARTICLE 10        PAYMENT OF BENEFITS........................................42

     Section 10.1     Time of Distribution...................................42
     Section 10.2     Amount and Form of Distribution........................43
     Section 10.3     Special Rules for Death Benefits.......................43
     Section 10.4     Notice to Participant..................................44
     Section 10.5     Minimum Distribution and Incidental Benefit
                         Requirements........................................45
     Section 10.6     Post-Termination Withdrawals...........................45
     Section 10.7     Special Rules for Amounts Transferred from Culverin
                         Plan................................................45
     Section 10.8     Direct Rollovers.......................................45
     Section 10.9     Incompetent Participant or Beneficiary.................46
     Section 10.10   Beneficiary Dispute.....................................47

ARTICLE 11        ADMINISTRATION.............................................48

     Section 11.1     Administrative Committee...............................48

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     Section 11.2     Organization and Procedure.............................48
     Section 11.3     Authority of the Administrative Committee..............49
     Section 11.4     Actions Conclusive.....................................49
     Section 11.5     Use of Professional Services...........................50
     Section 11.6     Fees and Expenses......................................50
     Section 11.7     Liability and Indemnification..........................50
     Section 11.8     Furnishing of Information..............................51
     Section 11.9     Claims Procedure.......................................51
     Section 11.10   Agent for Service of Process............................52
     Section 11.11   Authority to Act for Company............................52

ARTICLE 12        TRUST......................................................53

     Section 12.1     Trust Agreement........................................53
     Section 12.2     Expenses...............................................53

ARTICLE 13        AMENDMENT OR TERMINATION OF PLAN...........................54

     Section 13.1     Amendment of Plan......................................54
     Section 13.2     Termination of Plan....................................55

ARTICLE 14        MERGER AND AFFILIATE PARTICIPATION.........................56

     Section 14.1     General Rules..........................................56
     Section 14.2     Special Rules When Plan Is Survivor....................56
     Section 14.3     Affiliate Participation................................57
     Section 14.4     Action Binding on Participating Affiliates.............57
     Section 14.5     Termination of Participation of Affiliate..............57

ARTICLE 15        TOP-HEAVY PROVISIONS.......................................59

     Section 15.1     Applicability..........................................59
     Section 15.2     Definitions............................................59
     Section 15.3     Minimum Allocation.....................................60
     Section 15.4     Modifications to Code Section 415 Limitations..........61
     Section 15.5     Uniform Determination of Accrued Benefit...............61

ARTICLE 16        GENERAL PROVISIONS.........................................62

     Section 16.1     Exclusive Benefit......................................62
     Section 16.2     No Rights..............................................62
     Section 16.3     Fiduciary Liability....................................62
     Section 16.4     Missing Participant or Beneficiary.....................62
     Section 16.5     Antialienation Rule....................................63
     Section 16.6     Qualified Domestic Relations Orders....................63
     Section 16.7     Contribution Amounts Returnable to Employers...........64
     Section 16.8     Word Usage.............................................64
     Section 16.9     Applicable Law.........................................65

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APPENDIX A SURVIVOR ANNUITY REQUIREMENTS.....................................66

     Section A.1      Applicability..........................................66
     Section A.2      Definitions............................................66
     Section A.3      Retirement Annuity Payments............................66
     Section A.4      Qualified Preretirement Survivor Annuity...............68
     Section A.5      Optional Forms of Payment..............................69
     Section A.6      In-Service Withdrawals.................................70

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                             CONCENTREX INCORPORATED
                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                                  INTRODUCTION


     The Plan was originally known as the "CFI ProServices, Inc. 401(k) Profit Sharing Plan" and was originally established as a profit sharing plan with a cash or deferred arrangement. The purpose of the Plan, as originally adopted, was to enable eligible employees to save for their retirement on a tax-deferred basis. Effective January 1, 1999 (or such earlier date as is set forth herein with respect to a particular provision hereof), the Plan is renamed the "Concentrex Incorporated Savings and Stock Ownership Plan" and is amended and restated as set forth herein to add an employee stock ownership plan so that Eligible Employees can share in the growth and prosperity of the Company by acquiring an ownership interest in the Company. Accordingly, the Plan now consists of two parts. The first part (the "401(k) Portion"), which consists of Elective Deferrals, Matching Contributions made for Plan Years commencing prior to January 1, 1999, Rollover Contributions, amounts transferred to the Plan from the Culverin Corporation 401(k) Savings Profit Sharing Plan and investment gains and losses attributable thereto, is a profit sharing plan with a qualified cash or deferred arrangement that is intended to be qualified under Code Sections 401(a) and 401(k). The second part (the "ESOP"), which consists of Matching Contributions and Bonus Contributions made for Plan Years commencing after December 31, 1998 and investment gains and losses attributable thereto, is effective January 1, 1999, and is intended to be a stock bonus plan qualified under Code Section 401(a) and an employee stock ownership plan under Code
Section 4975(e)(7). The ESOP is designed to be invested primarily in Company Stock.

     The Trust that holds the Plan's assets is intended to be exempt from taxation under Code Section 501(a). All Trust Fund assets held under the Plan shall be administered, distributed and otherwise governed by the provisions of this Plan and the related Trust Agreement, which constitutes a part of this Plan.

     Except as specifically provided otherwise herein, the provisions contained herein apply to any person who completes an Hour of Service as an Eligible Employee on or after January 1, 1999. Except as specifically provided otherwise herein, the rights and benefits of any person who does not complete an Hour of Service as an Eligible Employee on or after January 1, 1999 will be governed by the terms of the Plan as in effect at the time such person ceased to be an Eligible Employee.

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                              ARTICLE 1 DEFINITIONS


     Whenever capitalized herein, the following terms shall have the respective meanings set forth below, unless a different meaning is clearly required by the context.

Section 1.1         Account

     "Account" means any of the accounts established for a Participant pursuant to Section 5.1 or 14.2 hereof.

Section 1.2         Acquisition Loan

     "Acquisition Loan" means a loan (or other extension of credit) used by the Trust to finance the acquisition of Company Stock, which loan may constitute an extension of credit to the Trust from a party in interest (as defined in Section 3(14) of ERISA).

Section 1.3         Administrative Committee

     "Administrative Committee" means the committee described in Article 11 hereof (or, if no such committee has been appointed, the Company).

Section 1.4         Affiliate

     "Affiliate" means (i) a member of a controlled group of corporations as defined in Code Section 414(b) (as modified by Code Section 415(h) for purposes of the limitations described in Section 5.8 hereof) of which an Employer is also a member, (ii) an unincorporated trade or business which is under common control with an Employer as determined in accordance with Code Section 414(c) (as modified by Code Section 415(h) for purposes of the limitations described in
Section 5.8 hereof), (iii) a member of an affiliated service group (as defined in Code Section 414(m)) of which an Employer is also a member, and (iv) any other entity that must be treated as a single employer with an Employer under Code Section 414(o).

Section 1.5         Allocable Income

     "Allocable Income" means net income or net loss. To calculate Allocable Income for the Plan Year, the Administrative Committee will use a uniform nondiscriminatory method that reasonably reflects the manner used by the Plan to allocate income to the Participant's Accounts. Allocable Income will not be determined for the period between the end of the Plan Year and the date of distribution.

Section 1.6         Annuity Starting Date

     "Annuity Starting Date" means the first day of the first period for which an amount is payable as an annuity or in any other form.

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Section 1.7         Beneficiary

     "Beneficiary" means the person(s), trust(s) or other entity(ies) designated by a Participant pursuant to Section 10.3(c) hereof who is or may become entitled to receive a benefit under the Plan in the event of the Participant's death.

Section 1.8         Board

     "Board" means the Board of Directors of the Company.

Section 1.9         Bonus Contributions

     "Bonus Contributions" means amounts contributed to the Plan by the Employers pursuant to Section 4.2 hereof. Bonus Contributions are part of the ESOP.

Section 1.10        Bonus Period

     "Bonus Period" means a six-month period ending on June 30 or December 31 of each Plan Year.

Section 1.11        Capital Accumulation

     "Capital Accumulation" means a Participant's vested interest in his Accounts.

Section 1.12        Code

     "Code" means the Internal Revenue Code of 1986, as amended, and, should the context so require, any predecessor or successor Internal Revenue Code.

Section 1.13        Company

     "Company" means Concentrex Incorporated, an Oregon corporation, and any successor thereto that assumes sponsorship of the Plan.

Section 1.14        Company Stock

     "Company Stock" means the common stock of the Company.

Section 1.15        Company Stock Account

     "Company Stock Account" means the Account that reflects a Participant's interest in Company Stock held under the ESOP.

Section 1.16        Compensation

     Except as provided otherwise herein, "Compensation" means an Employee's "wages" as defined in Code Section 3401(a), determined without regard to any rules under Code

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Section  3401(a)  that limit the  remuneration  included  in wages  based on the nature or location of the employment or the services performed, increased by the amount of (1) any Elective Deferrals, (2) any other elective deferrals within the meaning of Code Section 402(g)(3), and (3) any other amount that is contributed or deferred by an Employer at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code
Section 125. Notwithstanding the foregoing, a Participant's Compensation for a Plan Year shall not exceed the limitation in effect for such Plan Year under Code Section 401(a)(17). Compensation for any Plan Year will be limited to Compensation paid to a Participant while he is eligible to make Elective Deferrals.

Section 1.17        Culverin After-Tax Account

     "Culverin After-Tax Account" means the Account that reflects a Participant's interest under the Plan attributable to employee after-tax contributions made under the Culverin Plan and transferred to this Plan. All Culverin After-Tax Accounts are held under the 401(k) Portion.

Section 1.18        Culverin Plan

     "Culverin Plan" means the Culverin Corporation 401(k) Savings Profit Sharing Plan, as in effect on December 31, 1995.

Section 1.19        Culverin Supplemental Account

     "Culverin Supplemental Account" means the Account that reflects a Participant's interest under the Plan attributable to employer discretionary contributions made under the Culverin Plan and transferred to this Plan. All Culverin Supplemental Accounts are held under the 401(k) Portion.

Section 1.20        Disability

     "Disability" means the inability to engage in the further performance of the Participant's normal employment activity(ies) with the Employers and Affiliates by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months, or by reason of a permanent loss of a member or function of the body or permanent disfigurement. The permanence and degree of such impairment shall be supported by medical evidence. The Administrative Committee will determine the existence of Disability and may rely upon advice from a physician or other medical examiner satisfactory to it in making such determination.

Section 1.21        Elective Deferrals

     "Elective  Deferrals" means amounts designated by a Participant pursuant to
Section 3.1 hereof that are contributed by the Participant's Employer to the Plan in lieu of

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payment  of an equal  amount  directly  to the  Participant  in  cash.  Elective
Deferrals are part of the 401(k) Portion.

Section 1.22        Elective Deferrals Account

     "Elective   Deferrals   Account"   means  the  Account   that   reflects  a
Participant's interest under the Plan attributable to Elective Deferrals. All Elective Deferrals Accounts are held under the 401(k) Portion.

Section 1.23        Eligible Employee

     Except as provided otherwise in an Employer's Participation Agreement, "Eligible Employee" means an Employee of an Employer other than an Employee (a) who is a member of a unit of employees covered by a collective bargaining agreement that does not provide for participation in the Plan, (b) who is a nonresident alien with no U.S.-source earned income (within the meaning of Code
Section 911(d)(2)) from the Employers or their Affiliates, (c) who is not treated by an Employer as an employee for payroll tax purposes, but who is subsequently determined by a government agency, by the conclusion or settlement of threatened or pending litigation, or otherwise to be or have been an Employee of an Employer (unless and until determined otherwise by the Board), or (d) any Employee who would be a Leased Employee were he not a common law employee of an Employer. Notwithstanding the foregoing, (a) an Employee who is a temporary or seasonal employee will not become an Eligible Employee prior to his completion of on Year of Eligibility Service, and (b) an Employee of a business that is merged or liquidated into, or whose assets or equity interests are acquired by, an Employer will become an Eligible Employee at such time as is determined by the Board.

Section 1.24        Eligibility Computation Period

     "Eligibility Computation Period" means a 12-consecutive-month period beginning on the date the Employee first completes an Hour of Service or any anniversary of such date; provided, however, that the "Eligibility Computation Period" of any Employee who incurs a One-Year Break in Service prior to becoming a Participant and who is subsequently rehired by an Employer or an Affiliate will commence on the date on which he again performs an Hour of Service following his rehire.

Section 1.25        Employee

     "Employee" means an individual while his status, on or after January 1, 1999, is that of a common law employee of an Employer or an Affiliate. The term "Employee" shall not refer to individuals (a) serving an Employer or an Affiliate as Directors while not otherwise employed by it, (b) engaged only in an advisory or consulting capacity on a retainer or fee basis, (c) engaged only in a capacity determined by the Administrative Committee to be that of an independent contractor, or (d) who are Leased Employees. Such individuals are not eligible to participate in the Plan.

Section 1.26        Employer

     "Employer" means the Company or any Affiliate that, with the consent of the Board, adopts the Plan.

Section 1.27        Employer Contributions

     "Employer Contributions" means Matching Contributions and Bonus Contributions.

Section 1.28        ERISA

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

Section 1.29        ESOP

     "ESOP" means the portion of the Plan made up of the Company Stock Accounts and Other Investment Accounts of Participants, and any contributions, earnings and losses that are allocated to such Accounts, which portion is intended to constitute an employee stock ownership plan, within the meaning of Code Section 4975(e)(7).

Section 1.30        Financed Shares

     "Financed Shares" means shares of Company Stock acquired by the Trust with the proceeds of an Acquisition Loan.

Section 1.31        401(k) Portion

     "401(k) Portion" means the portion of the Plan made up of the Elective Deferral Accounts, Pre-1999 Matching Contributions Accounts, Rollover Accounts, Culverin After-Tax Accounts and Culverin Supplemental Accounts of Participants, and any contributions, earnings and losses that are allocated to such Accounts, which portion is intended to constitute a profit sharing plan with a qualified cash or deferred arrangement.

Section 1.32        Highly Compensated Employee

     (a) "Highly Compensated Employee" means an Employee who:

     (1) was a more-than-5% owner of an Employer (applying the constructive ownership rules of Code Section 318) during the Plan Year or during the preceding 12-month period; or

     (2) for the preceding Plan Year:

     (i) had compensation, as defined in Section 5.8(a) hereof, in excess of $80,000 (as adjusted by the Commissioner of Internal Revenue for the relevant year), and

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     (ii) if the  Company  so  elects,  was part of the  top-paid  20%  group of employees (based on Compensation for such Plan Year).

     (b) Solely for purposes of this Section 1.31, "Employee" includes a Leased Employee (to the extent required by Section 1.34 hereof).

     (c) The determination of who is a Highly Compensated Employee, including the determinations of the number and identity of the top-paid 20% group and the relevant compensation (as defined in Section 5.8(a) hereof), will be made in a manner consistent with Code Section 414(q) and regulations issued thereunder.

Section 1.33        Hour of Service

     "Hour of Service" means each hour for which the Employee is directly or indirectly paid, or entitled to be paid, by an Employer or an Affiliate for the performance of duties for an Employer or an Affiliate. In addition, for purposes of determining whether an Employee has completed a Year of Eligibility Service, "Hour of Service" will also include each hour for which the Employee is directly or indirectly paid, or entitled to be paid, by an Employer or an Affiliate on account of:

     (a) A period of time during which the Employee performs no duties (irrespective of whether the employment relationship has terminated), such as paid vacation or sick benefits; provided, however, that unless such hours would be credited by an Employer or an Affiliate under its established practices:

     (1) No more than 501 Hours of Service will be credited under this paragraph to an Employee on account of any single, continuous period during which the Employee performs no duties (whether or not such period occurs in a single computation period);

     (2) An hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if such payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws; and

     (3) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee.

     (b) Back pay, irrespective of mitigation of damages, which is either awarded or agreed to by an Employer or an Affiliate.

     An Employee will not be credited with an Hour of Service for the same hour under more than one of the foregoing categories. The determination of Hours of Service for reasons

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other than the  performance of duties,  and the crediting of
Hours of Service to computation periods, will be in accordance with Department of Labor Regulationsss. 2530.200b-2(b) and (c).

Section 1.34        Investment Fund

     "Investment Fund" means a separate portion of the Trust Fund established at the direction of the Administrative Committee under the Trust to provide investment options for Participants under the 401(k) Portion.

Section 1.35        Leased Employee

     "Leased Employee" means any person (other than an employee of an Employer) who pursuant to an agreement between an Employer and any other person ("leasing organization") has performed services for the Employer (or for the Employer and related persons determined in accordance with Code Section 414(n)(6)) on a substantially full-time basis for a period of at least one year, and which services are performed under primary direction and control by the Employer. Solely for purposes of determining the number or identity of Highly Compensated Employees or for purposes of testing whether the Plan satisfies the requirements of Code Section 414(n)(3)(A) and (B), Leased Employees will be included as Employees. Contributions or benefits provided to a Leased Employee by the leasing organization which are attributable to services performed for an Employer will be treated as provided by the Employer. But a Leased Employee will not be considered an Employee of an Employer for these testing purposes if: (i) su
 Leased Employee is covered by a money purchase pension plan providing: (A) a nonintegrated employer contribution rate of at least 10% of compensation (within the meaning of Code Section 414(n)(5)(C)(iii)), but including amounts contributed pursuant to a salary reduction agreement which are excludable from the leased employee's gross income under Code Section 125, 402(e)(3), 402(h) or 403(b), (B) immediate participation, and (C) full and immediate vesting; and
(ii) Leased Employees do not constitute more than 20% of the Employer's (and its Affiliates') non-highly compensated workforce. If a Leased Employee (or an individual who would be a Leased Employee but for the fact that he has not performed services for an Employer for at least one year) is hired by an Employer as an Employee, then such individual will receive credit for eligibility and vesting purposes for his service for an Employer as a Leased Employee as if such service had been performed as an Employee.

Section 1.36        Matching Contributions

     "Matching Contributions" means amounts contributed to the Plan by the Employers pursuant to Section 4.1 hereof. Matching Contributions made for Plan Years commencing prior to January 1, 1999 are part of the 401(k) Portion. Matching Contributions made for Plan Years commencing after December 31, 1998 are part of the ESOP.

Section 1.37        Maternity or Paternity Leave

     "Maternity or Paternity Leave" means a period during with the Employee is absent from work due to (1) the pregnancy of such Employee, (2) the birth of a child of such Employee, (3) the placement of a child with such Employee in connection with the adoption of such child by such Employee, or (4) caring for a child of such Employee immediately following the birth or adoption of such child.

Section 1.38        Non-Highly Compensated Employee

     "Non-Highly Compensated Employee" means any Employee who is not a Highly Compensated Employee.

Section 1.39        Normal Retirement Age

     "Normal Retirement Age" means age 65.

Section 1.40        One-Year Break in Service

     (a)  "One-Year  Break  in  Service"  means  a  12-consecutive-month  period beginning on an Employee's Severance Date or any anniversary thereof during which the Employee does not perform an Hour of Service; provided, however, that solely for purposes of determining whether an Employee has completed a Year of Eligibility Service, "One-Year Break in Service" means an Eligibility Computation Period in which the Employee does not complete more than 500 Hours of Service.

     (b) Solely for purposes of determining whether an Employee has incurred a One-Year Break in Service for eligibility reasons, an Employee who is absent from active Service on account of a Maternity or Paternity Leave (whether paid or unpaid) will be credited with up to 501 Hours of Service during such absence. The Administrative Committee will credit Hours of Service during the absence period on the basis of:

     (a) The number of Hours of Service with which the Employee would normally have been credited but for such absence; or

     (b) If the Administrative Committee cannot determine the number of Hours of Service with which the Employee would have been credited under subparagraph (a) above, on the basis of eight hours per day during the absence period.

     The Administrative Committee will credit only the number of Hours of Service (not exceeding five hundred one (501)) necessary to prevent an Employee's One-Year Break in Service. The Committee will credit all Hours of Service described in this subsection (b) to the Eligibility Computation Period in which the absence period begins or, if the Employee does not need these Hours of Service to prevent a One-Year Break in Service in such Eligibility Computation Period, to the immediately following Eligibility Computation Period.

Section 1.41        Other Investments Account

     "Other Investments Account" means the Account that reflects a Participant's interest under the ESOP attributable to Trust Fund assets other than Company Stock.

Section 1.42        Participant

     "Participant" means an Eligible Employee who has satisfied the eligibility requirements of Section 2.1 hereof and who is participating in the Plan.

Section 1.43        Period of Service

     "Period of Service" means a period of time beginning on the date an Employee first completes an Hour of Service following his hire or rehire, as applicable, and ending on his Severance Date. To the extent required by law, or to the extent provided in an Employer's Participation Agreement, an Employee's Period of Service will include Service with such Employer prior to the time such Employer became an Affiliate. In addition, Service with the following employers prior to the time they became Affiliates will also be treated as part of a Participant's Period of Service:

     Genesys Solutions, Inc.
     Texas Southwest Technology Group, Inc.
     Culverin Corporation
     OnLine Financial Communications Systems
     Coin Financial Systems
     Input Creations, Inc.
     Halcyon Group, Inc.
     Pathways Software, Inc.
     Mortgage Dynamics, Inc.

Section 1.44        Period of Severance

     "Period of Severance" means the period of time beginning on an Employee's Severance Date and ending on the date he again performs an Hour of Service.

Section 1.45        Plan

     "Plan" means the "Concentrex Incorporated Employee Savings and Stock Ownership Plan," as set forth herein, together with any amendments hereto.

Section 1.46        Plan Year

     "Plan Year" means the 12-consecutive-month period coinciding with the calendar year.

Section 1.47        Pre-1999 Matching Contributions Account

     "Pre-1999 Matching Contributions Account" means the Account that reflects a Participant's interest under the Plan attributable to Employer Matching Contributions made for Plan Years commencing prior to January 1, 1999. All Pre-1999 Matching Contributions Accounts are held under the 401(k) Portion.

Section 1.48        Rollover Account

     "Rollover Account" means the Account that reflects a Participant's interest under the 401(k) Portion attributable to Rollover Contributions. All Rollover Accounts are held under the 401(k) Portion.

Section 1.49        Rollover Contribution

     "Rollover Contribution" means (i) all or any portion of an eligible rollover distribution, within the meaning of Section 10.8(b)(4) hereof, that is transferred to the Plan either on or before the 60th day after the day on which it was received by the Eligible Employee or as a direct rollover, within the meaning of Section 10.8(b)(4) hereof, or (ii) the amount transferred to the Plan by an Eligible Employee who, having received the entire amount in an individual retirement account or the entire value of an individual retirement annuity which was wholly attributable to a rollover contribution from a qualified trust and any subsequent earnings thereon, transfers the entire such amount on or before the 60th day after the day on which the Eligible Employee received the amount. Rollover Contributions are part of the 401(k) Portion.

Section 1.50        Service

     "Service" means employment as a common law employee with any Employer or Affiliate.

Section 1.51        Severance Date

     (a) "Severance Date" means the earlier of:

     (1) the date on which the Employee's Service terminates on account of his quit, discharge, retirement, Disability or death; and

     (2) the first anniversary of the date on which an Employee commences a continuous absence from active service with the Employers and the Affiliates for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff.

     (b) Notwithstanding the foregoing, solely for purposes of determining whether a One-Year Break in Service has occurred for vesting purposes, the "Severance Date" of any Employee who is continuously absent from active service with the Employers and the

Affiliates on account of Maternity or Paternity Leave
(whether paid or unpaid) will be the second anniversary of the date on which such Employee's absence from the Employers' and Affiliates' service began. The period between the first and second anniversaries of the first day of such absence will not be considered to be a Period of Service or a Period of Severance.

Section 1.52        Trust

     "Trust" means the trust established pursuant to this Plan for the purposes of holding the assets of the Plan. The terms of the Trust are set forth in the Trust Agreement by and between the Company and the Trustee. Said Trust Agreement constitutes a part of the Plan and its terms are incorporated herein by reference.

Section 1.53        Trustee

     "Trustee" means the person(s) or entity(ies) designated by the Board to serve as trustee of the Trust Fund.

Section 1.54        Trust Fund

     "Trust Fund" means the Company Stock and all other property held in the Trust.

Section 1.55        Valuation Date

     "Valuation Date" means the last day of each Plan Year and such other dates as the Administrative Committee and the Trustee may agree upon.

Section 1.56        Year of Eligibility Service

     "Year of Eligibility Service" means an Eligibility Computation Period in which the Employee completes at least 1,000 Hours of Service. An Employee who incurs a One-Year Break in Service prior to becoming a Participant will be treated as a new hire if he again performs an Hour of Service. Hours of Service completed by an Employee with an Affiliate prior to the date on which it became an Affiliate will be taken into account, to the extent they were completed during a period of time taken into account in determining such Employee's Period of Service under Section 1.42 hereof, in determining whether the Employee has completed a Year of Eligibility to Service.

Section 1.57        Year of Participation

     "Year of Participation" means a Plan Year, commencing after December 31, 1998, in which the Participant is entitled to receive an allocation of Matching Contributions, Bonus Contributions or forfeitures under the ESOP.

Section 1.58        Year of Service

     "Year of Service" means a 12-consecutive-month Period of Service. Solely for purposes of determining a Participant's Years of Service, all of the Participant's Periods of Service will be treated as if they had been consecutive and any Period of Severance of less than 12 months in duration will be treated as a Period of Service. For purposes of the preceding sentence, a Period of Severance will be considered to be of less than 12 months in duration only if the Employee again performs an Hour of Service within 12 months of the date on which he is first absent from active service with the Employers and Affiliates.

                            ARTICLE 2 PARTICIPATION


Section 2.1         Participation Date

         (a) Each Eligible Employee who was a Participant in the Plan on December 31, 1998 will continue as a Participant hereunder on January 1, 1999 for purposes of making Elective Deferrals and sharing in Matching Contributions. Except as provided otherwise in an Employer's Participation Agreement, each other Eligible Employee will become a Participant in the Plan for purposes of making Elective Deferrals and sharing in Matching Contributions on the latest of
(1) January 1, 1999, (2) the first da of the first calendar quarter commencing on or after the date on which he first completes an Hour of Service as an Eligible Employee, or (3) the first day of the first calendar quarter commencing after the date on which he attains age 21 (age 18, effective June 1, 1999), provided that he is an Eligible Employee on such date.

         (b) Except as provided otherwise in an Employer's Participation Agreement, each Eligible Employee will become a Participant in the Plan for purposes of sharing in Bonus Contributions on the later of January 1, 1999 or the January 1 or July 1 coinciding with or next following the date on which he first completes an Hour of Service as an Eligible Employee, provided that he is an Eligible Employee on such date. Notwithstanding the foregoing, Employees employed by the Company as salespersons shall not be eligible to share in Bonus Contributions.

Section 2.2         Reemployment and Change in Employment Classification

     (a) Reemployment. A Participant or a former Participant whose Service has terminated and who is later reemployed as an Eligible Employee will resume active participation in the Plan (to the same extent as he was participating as of his Severance Date) as of his reemployment date or as soon as administratively practicable thereafter.

     (b) Transfer to Ineligible Status. A Participant who ceases to be an Eligible Employee due to his transfer to an ineligible class of Employees will cease to be an active Participant (i.e., will cease to be eligible to make Elective Deferrals or to share in Employer Contributions with respect to periods following his transfer). If such a Participant again becomes an Eligible Employee, then he will again become an active Participant on the date he again becomes an Eligible Employee or as soon as administratively practicable thereafter.

     (c) Transfer from Ineligible Status. An Employee who has met the requirements for participation, but who is not employed as an Eligible Employee on the date he would otherwise become a Participant, will become a Participant (to the extent he would have become a Participant had he been employed as an Eligible Employee on such date) on the date he becomes (or again becomes) an Eligible Employee or as soon as administratively practicable thereafter.

     Section 2.3 Termination of Participation

         A Participant will remain a Participant until his entire vested interest under the Plan has been distributed.

     Section 2.4 Qualified Military Service

         Notwithstanding   anything  herein  to  the  contrary,   contributions,
benefits and service credit with respect to qualified military service will be provided in accordance with Code Section 414(u).

                      ARTICLE 3 PARTICIPANT CONTRIBUTIONS


     Section 3.1 Elective Deferrals

     (a) Amount of Elective Deferrals. Subject to the limitations set forth in Sections 3.1(c), 3.4 and 5.8 hereof, an Eligible Employee may elect, effective as of the date he becomes a Participant for purposes of making Elective Deferrals (see Section 2.1 hereof) (or as soon as administratively practicable thereafter), to have any whole percentage (up to such maximum percentage as may be specified by the Administrative Committee) of his Compensation withheld by his Employer and contributed to the Trust as Elective Deferrals in lieu of receiving such amounts in cash. Elective Deferrals will be deducted from the Participant's Compensation prior to the imposition of any federal or state income taxes.

     (b) Timing of Contribution. The Employers will pay any Elective Deferrals to the Trust within 12 months after the end of the Plan Year in which such amounts are withheld from the Participant's Compensation.

     (c) Annual Deferral Limitation. The amount of Elective Deferrals made on behalf of a Participant for a calendar year may not exceed the limitation in effect for such calendar year under Code Section 402(g) (the "402(g) limit"). If the Administrative Committee determines that the Elective Deferrals made to the Plan for a calendar year on behalf of a Participant would exceed the 402(g) limit for the calendar year, the Participant's Employer will not make any additional Elective Deferrals o behalf of that Participant for the remainder of that calendar year, paying in cash to the Participant any amounts that would result in the Elective Deferrals made on behalf of the Participant for the calendar year exceeding the 402(g) limit. If the Administrative Committee determines that the Elective Deferrals already contributed to the Plan for a calendar year on behalf of a Participant exceed the 402(g) limit, the Administrative Committee will direct the Trustee to distribute the amount in excess of the 402(g) limit (the "excess deferrals"), adjusted for Allocable Income, to the Participant no later than the April 15 following the end of the calendar year in which the excess deferrals were made.

     If a Participant participates in another plan under which he makes elective deferrals pursuant to a Code Section 401(k) arrangement, elective deferrals under a simplified employee pension plan, elective deferrals under a simple retirement account plan or salary reduction contributions to a tax-sheltered annuity, irrespective of whether an Employer or an Affiliate maintains the other plan, he may provide the Administrative Committee with a written claim for excess deferrals made for a calendar year. The Participant must submit the claim no later than the March 1 following the close of the calendar year in which the excess deferrals were made, and the claim must specify the amount of the Participant's elective deferrals under the Plan that are excess deferrals. If the Administrative Committee receives a timely claim, it will distribute the excess deferrals (adjusted for Allocable Income) that the Participant has assigned to the Plan no later than the April 15 following the end of the calendar year in which the excess deferrals were made.

     The Administrative Committee will reduce the amount of excess deferrals for a calendar year distributable to a Participant by the amount of excess contributions, within the meaning of Section 3.4(e) hereof, if any, previously distributed to the Participant for the Plan Year beginning with or within that calendar year.

     (d) Elective Deferrals Treated as Employer Contributions. For purposes of Code Section 401 and other applicable Code requirements, Elective Deferrals will be considered employer contributions.


     Section 3.2 Election Procedure and Amendments

     A Participant's election to make Elective Deferrals under the Plan must be made by notice to the Administrative Committee or its designee in such manner and pursuant to such rules as the Administrative Committee shall establish, and will remain in effect until changed by the Participant. A Participant may elect to change the percentage of his Elective Deferrals effective as of the first day of any calendar quarter (or as soon as administratively practicable thereafter), subject to such rules as the Administrative Committee may establish. A Participant may make Elective Deferrals only with respect to Compensation paid for service as an Eligible Employee.

     Section 3.3 Rollovers

     An Eligible Employee may, by application to the Administrative Committee, request that the Trustee accept a Rollover Contribution and the Trustee will be authorized to do so with the Administrative Committee's approval. The application will state the amount of the Rollover Contribution, and such other information as the Administrative Committee may require in order to determine that the amount is in fact a Rollover Contribution. No Employee has any right to have a Rollover Contribution transferred to the Trust, and the Administrative
Committee may, in its sole and absolute discretion, approve or deny an application for any reason that it deems sufficient. A Rollover Contribution may be accepted for an Eligible Employee who has not yet met the requirements for eligibility under Article 2 hereof for participation, or who has not elected to contribute and, thus, has no other Account under the Plan. If an Eligible Employee makes a Rollover Contribution before he has satisfied the participation requirements in Section 2.1 hereof, then the Eligible Employee will be deemed to be a Participant for all purposes of the Plan, except that he will not be deemed to be a Participant for purposes of making Elective Deferrals or for purposes of sharing in Matching Contributions, Bonus Contributions or forfeitures under the Plan until he satisfies the relevant participation requirements in Section 2.1 hereof.

     Section 3.4 Average Deferral Percentage Test

     (a) Definitions. For purposes of this Section 3.4, the following terms shall have the respective meanings set forth below:

     (1) "Average Deferral Percentage" means the average (expressed as a percentage) of the Deferral Percentages for the Participants in the relevant group.

     (2) "Deferral Percentage" means the ratio (expressed as a percentage) of Elective Deferrals contributed on behalf of the Participant for the relevant Plan Year to the Participant's compensation, as defined in any manner permitted under Code Section 414(s) (as elected from time to time by the Administrative Committee), for such Plan Year; provided, however, that the Administrative Committee may (but need not) limit a Participant's compensation to compensation paid while such Participant is eligible to make Elective Deferrals. The Deferral Percentage for a Participant who is eligible to, but who does not elect to, make Elective Deferrals for a Plan Year shall be zero.

     (b) Average Deferral Percentage Tests. In order to meet the limitations of this Section 3.4, the Administrative Committee shall limit the amount of Elective Deferrals made by Highly Compensated Employees each Plan Year to the extent necessary to satisfy one of the Average Deferral Percentage tests described in (1), (2) or (3) below:

     (1) If the Average Deferral Percentage of Non-Highly Compensated Employees for the prior Plan Year is less than 2%, then the Average Deferral Percentage of Highly Compensated Employees for the current Plan Year shall not exceed 2 times the Average Deferral Percentage of the Non-Highly Compensated Employees for the prior Plan Year.

     (2) If the Average Deferral Percentage of Non-Highly Compensated Employees for the prior Plan Year is between 2% and 8%, then the Average Deferral Percentage of Highly Compensated Employees for the current Plan Year shall not exceed the Average Deferral Percentage of the Non-Highly Compensated Employees for the prior Plan Year plus 2%.

     (3) If the Average Deferral Percentage of Non-Highly Compensated Employees for the prior Plan Year is greater than 8%, then the Average Deferral Percentage of Highly Compensated Employees for the current Plan Year shall not exceed 1.25 times the Average Deferral Percentage of the Non-Highly Compensated Employees for the prior Plan Year.

     (c) Rules to be Followed in Applying Tests. The following rules shall be followed in applying the tests set forth in subsection (b) immediately above:

     (1) If a Highly Compensated Employee is eligible to participate in two or more cash or deferred arrangements maintained by the Employers or an Affiliate, then all elective deferrals under such arrangements shall be aggregated for purposes of determining that Participant's Average Deferral Percentage. If the plans containing the Code Section 401(k) arrangements have different plan years, the Administrative Committee will determine the combined deferral contributions on the basis of the pla years ending in the same calendar year.

     (2) If two or more plans that include cash or deferred arrangements are considered a single plan for purposes of Code Sections 401(a)(4) and 410(b), then all elective deferrals under such arrangements shall be aggregated for purposes of determining a Participant's Average Deferral Percentage. An aggregation of plans under this paragraph (2) does not apply to plans which have different plan years. The Administrative Committee may not aggregate an ESOP (or the ESOP portion of a plan) with non-ESOP plan (or the non-ESOP portion of a plan).

     (3) If elected by the Administrative Committee for a Plan Year, the Average Deferral Percentage tests may be calculated with reference to the Average
Deferral Percentage of Non-Highly Compensated Employees for the current Plan Year; provided, however, that such election may not be changed without regulatory or other published guidance from the Secretary of the Treasury or its designee. The Average Deferral Percentage test for the Plan Year commencing on January 1, 1997 was performed using the Average Deferral Percentage of Non-Highly Compensated Employees for such Plan Year and the Average Deferral
Percentage test for the Plan Year commencing on January 1, 1998 was performed using the Average Deferral Percentage of Non-Highly Compensated Employees for the immediately preceding Plan Year.

     (4) Matching Contributions shall not be payable with respect to any Elective Deferrals that are distributed to Participants pursuant to Section 3.4(d) or 5.8 hereof, and to the extent that any such Matching Contributions have been allocated, they will be forfeited.

     (d) Excess Contributions. If the Plan is projected to fail one or more of the Average Deferral Percentage Tests for a Plan Year, the Administrative Committee may prospectively limit the amount of Elective Deferrals to be made by Highly Compensated Employees for that Plan Year. Alternatively, the Administrative Committee shall determine the respective shares of excess contributions in the manner described below, which excess will be distributed, together with Allocable Income thereon, to the Participant during the
12-consecutive-month period following the Plan Year in which the excess contributions were made:

     First -- The Deferral Percentage of the Highly Compensated Employee(s) with the highest Deferral Percentage shall be reduced until it equals that of the Highly Compensated Employee(s) with the next highest Deferral Percentage. This process shall be repeated until one of the Average Deferral

Percentage tests is passed. The aggregate dollar amount of excess Elective Deferrals resulting from these reductions shall be determined.

     Next -- The aggregate dollar amount of excess Before-Tax Contributions that are to be distributed shall be allocated among Highly Compensated Employees. Excess Elective Deferrals shall be allocated first to the Highly Compensated Employee(s) with the highest dollar amount of Elective Deferrals. Excess Elective Deferrals shall be allocated to such Highly Compensated Employee(s) until the dollar amount of his (their) Elective Deferrals has been reduced to equal that of the Highly Compensated Employee(s) with the next highest dollar amount. This process shall be repeated until the aggregate dollar amount of excess Elective Deferrals has been allocated.

     The Administrative Committee will reduce the amount of excess contributions by the amount of any excess deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

                        ARTICLE 4 EMPLOYER CONTRIBUTIONS


     Section 4.1 Matching Contributions

     (a) Amount of Matching Contribution. Subject to the limitations set forth in Sections 4.4 and 5.8 hereof, for each Plan Year quarter, the Employers will make a Matching Contribution to the Trust in such amount and subject to such dollar limit as the Company will determine, which amount may be zero.

     (b) Allocation of Matching Contribution. The Administrative Committee will allocate the Employers' Matching Contribution for a Plan Year quarter among the Participants who made Elective Deferrals during such Plan Year quarter in proportion to such Participants' year-to-date Elective Deferrals (not in excess of six percent of year-to-date Compensation), determined as of the last day of such Plan Year quarter; provided, however, that the total Matching Contributions allocated to a Participant's Matching Contributions Account for any Plan Year shall not exceed the dollar limit (if any) established by the Company for such Plan Year.

     (c) Timing of Matching Contribution. The Employers will pay their Matching Contributions for a Plan Year quarter to the Trust not later than the due date (including extensions thereof) for their federal income tax return for the taxable year in which the relevant Plan Year ends.

     Section 4.2 Employer Bonus Contribution

     (a) Amount of Bonus  Contribution.  Subject to the limitations set forth in
Section 5.8 hereof, for each Bonus Period, the Employers will make a Bonus Contribution to the Trust in such amount as the Company will determine, which amount may be zero.

     (b) Allocation of Bonus Contribution. The Administrative Committee will allocate the Employers' Bonus Contribution for a Bonus Period among the Participants who were Eligible Employees on the last day of such Bonus Period. Each such Participant's share of the Bonus Contribution for a Bonus Period will be determined by dividing such Bonus Contribution by the number of Participants who are eligible to share in such Bonus Contribution.

     (c)  Timing of Bonus  Contribution.  The  Employers  will pay  their  Bonus
Contribution for a Bonus Period to the Trust not later than the due date (including extensions thereof) for their federal income tax return for the taxable year in which the relevant Plan Year ends.

     Section 4.3 Contribution of Stock

     The Company may require the Employers to pay all or any portion of their Employer Contributions in Company Stock, rather than in cash, in which case such Company Stock will be valued at the average of the closing prices of the Company
Stock on the NASDAQ on each day during the relevant period that the NASDAQ is open for trading. For purposes of the Matching Contribution for a Plan Year quarter, the relevant period is such Plan Year quarter. For purposes of the Bonus Contribution for a Bonus Period, the relevant period is such Bonus Period.

     Section 4.4 Average Contribution Percentage Test

     (a) Definitions. For purposes of this Section 4.4, the following terms shall have the respective meanings set forth below:

     (1) "Average Contribution Percentage" means the average (expressed as a percentage) of the Contribution Percentages for the Participants in the relevant group.

     (2) "Contribution Percentage" means the ratio (expressed as a percentage) of the sum of the Matching Contributions allocated to the Participant's Accounts for the relevant Plan Year to the Participant's "compensation," as defined in any manner permitted under Code Section 414(s) (as elected from time to time by the Administrative Committee), for such Plan Year; provided, however, that the Administrative Committee may (but need not) limit a Participant's compensation to compensation paid while such Participant is eligible to make Elective Deferrals. The Contribution Percentage for a Participant who is eligible to, but who does not elect to, make Elective Deferrals for a Plan Year shall be zero.

     (b) Average Contribution Percentage Tests. In order to meet the limitations of this Section 4.4, the Administrative Committee shall limit the amount of Elective Deferrals made by Highly Compensated Employees each Plan Year to the extent necessary to satisfy one of the Average Contribution Percentage tests described in (1), (2) or (3) below:

     (1) If the Average Contribution Percentage of Non-Highly Compensated Employees for the prior Plan Year is less than 2%, then the Average Deferral Percentage of Highly Compensated Employees for the current Plan Year shall not exceed 2 times the Average Contribution Percentage of the Non-Highly Compensated Employees for the prior Plan Year.

     (2) If the Average Contribution Percentage of Non-Highly Compensated Employees for the prior Plan Year is between 2% and 8%, then the Average Deferral Percentage of Highly Compensated Employees for the current Plan Year shall not exceed the Average Contribution Percentage of the Non-Highly Compensated Employees for the prior Plan Year plus 2%.

     (3)  If the  Average  Contribution  Percentage  of  Non-Highly  Compensated
Employees  for the  prior  Plan  Year is  greater  than  8%,  then  the  Average

Contribution Percentage of Highly Compensated Employees for the current Plan Year shall not exceed 1.25 times the Average Contribution Percentage of the Non-Highly Compensated Employees for the prior Plan Year.

     (c) Rules to be Followed in Applying Tests. The following rules shall be followed in applying the tests set forth in subsection (b) immediately above:


     (1) If a Highly Compensated Employee is eligible to make after-tax contributions or receive matching contributions under two or more plans maintained by the Employers or an Affiliate, then all after-tax and matching contributions under such arrangements shall be aggregated for purposes of determining that Participant's Average Contribution Percentage. If such plans have different plan years, the Administrative Committee will determine the combined contributions on the basis of the plan years ending in the same calendar year.

     (2) If two or more plans that include after-tax or matching contributions are considered a single plan for purposes of Code Sections 401(a)(4) and 410(b), then all after-tax and matching contributions under such arrangements shall be aggregated for purposes of determining a Participant's Average Contribution Percentage. An aggregation of plans under this paragraph (2) does not apply to plans which have different plan years. The Administrative Committee may not aggregate an ESOP (or the ESOP portion of a plan) with a non-ESOP plan (or the non-ESOP portion of a plan).

     (3) If elected by the Administrative Committee for a Plan Year, the Average Contribution Percentage tests may be calculated with reference to the Average Contribution Percentage of Non-Highly Compensated Employees for the current Plan Year; provided, however, that such election may not be changed without regulatory or other published guidance from the Secretary of the Treasury or its designee. The Average Contribution Percentage test for the Plan Year commencing on January 1, 1997 was performed using the Average Contribution Percentage of Non-Highly Compensated Employees for such Plan Year, and the Average Contribution Percentage test for the Plan Year commencing on January 1, 1998 was performed using the Average Contribution Percentage of Non-Highly Compensated Employees for the immediately preceding Plan Year.

     (d) Excess Aggregate Contributions. The Administrative Committee shall determine the respective shares of excess aggregate contributions in the manner described below, which excess will be forfeited (to the extent the Participant is not vested in the Matching Contributions allocated to his Accounts) or distributed (to the extent the Participant is vested in the Matching Contributions allocated to his Accounts), together with Allocable Income thereon:

     First -- The Contribution Percentage of the Highly Compensated Employee(s) with the highest Contribution Percentage shall be reduced until it equals that of the Highly Compensated Employee(s) with the next highest Contribution Percentage. This process shall be repeated until one of the Average Contribution Percentage tests is passed. The aggregate dollar amount of excess aggregate contributions resulting from these reductions shall be determined.

     Next -- The aggregate dollar amount of excess aggregate contributions that are to be distributed shall be allocated among Highly Compensated Employees. Excess aggregate contributions shall be allocated first to the Highly Compensated Employee(s) with the highest dollar amount of aggregate contributions. Excess aggregate contributions shall be allocated to such Highly Compensated Employee(s) until the dollar amount of his (their) aggregate contributions has been reduced to equal that of the Highly Compensated Employee(s) with the next highest dollar amount. This process shall be repeated until the aggregate dollar amount of excess aggregate contributions has been allocated.

     The Administrative Committee will reduce the amount of excess contributions by the amount of any excess deferrals previously distributed to the Employee for the Employee's taxable year ending with or within the Plan Year.

     (e) Multiple Use Limitation. The Administrative Committee shall limit further the amount of Matching Contributions allocated to the Accounts of Highly Compensated Employees for each Plan Year to the extent necessary to cause the Average Contribution Percentage test to satisfy the multiple use limitation set forth in Section 1.401(m)-2(c) of the Treasury Regulations.

                 ARTICLE 5 MAINTENANCE OF PARTICIPANT ACCOUNTS


     Section 5.1 Participant Accounts

     (a) In General. The Administrative Committee will establish and maintain (to the extent necessary) in the name of each Participant an Elective Deferrals Account, a Pre-1999 Matching Contribution Account, a Rollover Account, a Culverin After-Tax Account and a Culverin Supplemental Account to reflect such Participant's interest under the 401(k) Portion and a Company Stock Account and an Other Investments Account to reflect such Participant's interest under the ESOP. Separate subaccounts within each Account will be established as necessary to reflect the type of contributions (i.e., Matching Contributions or Bonus Contributions), the Investment Funds in which such Account is invested or for such other reasons as the Administrative Committee may deem necessary or advisable for the proper administration of the Plan.

     (b) Company Stock Account. The Company Stock Account maintained for each Participant will be credited with (1) his share of Company Stock (including fractional shares) purchased and paid for by the Trust or contributed in-kind to the Trust as an Employer Contribution, (2) his share of any forfeitures of Company Stock, and (3) any stock dividends on Company Stock allocated to his Company Stock Account.

         (c) Other Investments Account. The Other Investments Account maintained for each Participant will be credited with (1) his allocable share of Employer Contributions under the ESOP that are not in the form of Company Stock, (2) any cash dividends on Company Stock allocated to his Company Stock Account (other than currently distributed dividends) and (3) his allocable share of any net income of the Trust. Such Account will be debited with the Participant's share of (1) any cash payments made by the Trustee for the acquisition of Company Stock, (2) any payment of any principal and/or interest on an Acquisition Loan and (3) any net loss of the Trust.

     (d) Elective Deferrals Account. The Elective Deferrals Account maintained for each Participant will be credited with the Elective Deferrals made on behalf of such Participant during the Plan Year. It will also be credited (or debited) with its share of the net income (or loss) of the Trust attributable thereto.


     (e) Pre-1999 Matching Contributions Account. The Pre-1999 Matching Contributions Account maintained for each Participant will be credited with the Matching Contributions made on behalf of such Participant for Plan Years commencing prior to January 1, 1999. It will also be credited (or debited) with its share of the net income (or loss) of the Trust attributable thereto.


     (f) Rollover Account. The Rollover Account maintained for a Participant will be credited with the Rollover Contribution made by such Participant. It will also be credited (or debited) with its share of the net income (or loss) of the Trust attributable thereto.

     (g) Culverin After-Tax Account. The Culverin After-Tax Account maintained for a Participant will be credited with employee after-tax contributions made by such Participant under the Culverin Plan. It will also be credited (or debited) with its share of the net income (or loss) of the Trust attributable thereto.

     (h) Culverin Supplemental Account. The Culverin Supplemental Account maintained for a Participant will be credited with the employer discretionary contributions made on behalf of such Participant under the Culverin Plan. It will also be credited (or debited) with its share of the net income (or loss) of the Trust attributable thereto.

     Section 5.2 Allocation of Contributions

     (a) Elective Deferrals. A Participant's Elective Deferrals for a Plan Year quarter will be allocated to his Elective Deferrals Account as soon as administratively practicable after they are paid to the Trust.

     (b) Matching Contributions. A Participant's share of the Matching Contribution for a Plan Year quarter will be allocated to his Company Stock Account or Other Investments Account, as applicable, as soon as administratively practicable after such Matching Contribution is paid to the Trust; provided, however, that Matching Contributions made on behalf of a Participant for Plan Years commencing prior to January 1, 1999 will be allocated to his Pre-1999 Matching Contributions Account.

     (c) Bonus Contributions. A Participant's share of the Bonus Contribution for a Bonus Period will be allocated to his Company Stock Account or Other Investments Account, as applicable, as soon as administratively practicable after such Bonus Contribution is paid to the Trust.

     (d) Rollover Contributions. A Participant's Rollover Contribution will be allocated to his Rollover Account as soon as administratively practicable after it is paid to the Trust.

     Section 5.3 Financed Shares

     (a) Loan Suspense Account. Any Financed Shares acquired by the Trust will initially be credited to a "Loan Suspense Account" and will be released from such Loan Suspense Account and allocated to the Company Stock Accounts of Participants only as payments are made on the related Acquisition Loan. A separate Loan Suspense Account shall be established and maintained for each separate Acquisition Loan.

     (b) Release of Shares. The number of Financed Shares to be released from a Loan Suspense Account for allocation to Participants' Company Stock Accounts for each Plan Year will be equal to the number of shares held in the Loan Suspense Account immediately before the release multiplied by whichever of the following fractions is applicable, as determined by the Administrative Committee at the time the Financed Shares are acquired (or as provided in the Acquisition Loan):

     (1) Principal-and-Interest Method. The numerator of the fraction is the amount of principal and interest paid on the Acquisition Loan for that Plan Year and the denominator of the fraction is the sum of the numerator and the total principal and interest on that Acquisition Loan projected to be paid for all future Plan Years. For this purpose, the interest to be paid in future years is to be computed by using the interest rate in effect as of the last day of the current Plan Year.

     (2) Principal-Only Method. The numerator of the fraction is the amount of principal paid on the Acquisition Loan for that Plan Year and the denominator of the fraction is the outstanding principal balance due on the Acquisition Loan at the beginning of that Plan Year (or on the date of the Acquisition Loan, if made after the beginning of that Plan Year); provided, however, that this fraction may be used only to the extent that: (A) the Acquisition Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten years; (B) interest included in any payment on the Acquisition Loan is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (C) the entire duration of the Acquisition Loan repayment period (considering any new loan resulting from the renewal, extension or refinancing of the initial loan as being part of the same Acquisition Loan) does not exceed ten years.

     (c) Allocation of Released Shares. The Financed Shares released from a Loan Suspense Account for a Plan Year will be allocated as of the last day of each Plan Year (and at such other times as the Administrative Committee may determine) among the Company Stock Accounts of Participants in the manner determined by the Administrative Committee based upon the source of funds (i.e., Matching Contributions, Discretionary Contributions, earnings attributable to such Matching Contributions or Bonu Contributions, cash dividends on Financed Shares allocated to Participants' Company Stock Accounts and cash dividends on Financed Shares credited to the Loan Suspense Account) used to make payments on the Acquisition Loan. Notwithstanding the foregoing, if cash dividends on Financed Shares allocated to a Participant's Company Stock Account are used to make payments on an Acquisition Loan during a Plan Year, then Financed Shares released as a result of such payments, and having a fair market value at leas equal to the amount of such dividends, will be allocated to the Participant's Company Stock Account for such Plan Year.

     Section 5.4 Allocation of Investment Gains and Losses

     (a) As of each Valuation Date, the net income (or loss) of the Trust since the immediately preceding Valuation Date shall be determined. Net income (or loss) of the Trust includes the increase (or decrease) in the fair market value of Trust Fund assets other than Company Stock, interest income, dividends and other income and gains (or losses) attributable to Trust Fund assets (other than any dividends on allocated Company Stock) since the immediately preceding Valuation Date, reduced by any expenses charged to the

     Trust fund for the period since the immediately preceding Valuation Date. The determination of the net income (or loss) of the Trust shall not take into account any interest paid by the Trust under an Acquisition Loan.

     (b) The net income (or loss) of the Trust attributable to the 401(k) Portion will be determined separately for each Investment Fund and allocated among the Elective Deferral Accounts, Pre-1999 Matching Contributions Accounts, Rollover Accounts, Culverin After-Tax Accounts and Culverin Supplemental Accounts of the Participants in proportion to the respective balances of such Accounts invested in each such Investment Fund.

     (c) Prior to the allocation of Matching Contributions, Bonus Contributions and forfeitures, each Participant's share of any net income (or loss) under the ESOP will be allocated to his Other Investments Account in the ratio that the total balances of both his Company Stock Account and his Other Investments Account on the preceding Valuation Date (reduced by any distribution from such Accounts since the preceding Valuation Date) bear to the sum of such Account balances for all Participants as of that Valuation Date.

     Section 5.5 Dividends on Company Stock

     (a) Cash Dividends. Any cash dividends received on shares of Company Stock allocated to Participants' Company Stock Accounts will be allocated to the respective Other Investments Accounts of such Participants. Any cash dividends received on unallocated shares of Company Stock (including any Financed Shares credited to a Loan Suspense Account) shall be included in the computation of the net income (or loss) of the Trust. Any cash dividends that are currently distributed to Participants (or their Beneficiaries) under Section 9.1 hereof shall not be credited to such Participants' Other Investments Accounts.

     (b) Stock Dividends. Any stock dividends received on Company Stock shall be credited to the Accounts (including any Loan Suspense Account) to which such Company Stock was allocated.

     Section 5.6 Accounting for Allocations

     The Administrative Committee will establish accounting procedures for the purpose of making the allocations to Participants' Accounts provided for in this
Article 5. The Administrative Committee will maintain adequate records of the aggregate cost basis of Company Stock allocated to each Participant's Company Stock Account. The Administrative Committee will also keep separate records of Financed Shares and of Matching Contributions, Bonus Contributions and earnings thereon made for the purpose of enabling the Trust to repay any Acquisition Loan. From time to time, the Administrative Committee may modify the accounting procedures for the purposes of achieving equitable and nondiscriminatory allocations among the Accounts of Participants in accordance with the general concepts of the Plan, the provisions of this Article 5 and the requirements of the Code and ERISA.

     Section 5.7 Account Statements

     The Administrative Committee will provide each Participant with a statement of his Accounts not less frequently than once a year.

     Section 5.8 Limitations Imposed by Code Section 415

     (a) General Limitation. Notwithstanding anything herein to the contrary, the Plan is subject to the limitations imposed by Code Section 415 and the regulations issued thereunder, which limitations are incorporated herein by reference. The limitation year is the Plan Year. Accordingly, the annual additions allocated to any Participant's Accounts with respect to a Plan Year shall not exceed the lesser of $30,000 and 25% of the Participant's "compensation" for such Plan Year. For purposes of this Section 5.8, "annual additions" means the sum of the Elective Deferrals, Matching Contributions, Bonus Contributions and forfeitures (if any) allocated to the Participant's Accounts for the Plan Year, and "compensation" means wages within the meaning of Code Section 3401(a) and all other payments of compensation to an Employee by the Employers and their Affiliates (in the course of an Employer's or an Affiliate's trade or business) for which an Employer or an Affiliate is required to furnish the Employee a written statement under Code Section 6041(d), 6051(d) or 6052 (increased by the amount of (1) any Elective Deferrals, (2) any other elective deferrals within the meaning of Code Section 402(g)(3), and (3) any other amount that is contributed or deferred by an Employer at the election of the Participant and that is not includible in the gross income of the Participant by reason of Code Section 125).

     (b) Special Acquisition Loan Rules. Any Employer Contributions that are used by the Trust (not later than the due date, including extensions, for filing the Company's federal income tax return for that Plan Year) to pay interest on an Acquisition Loan, and any Financed Shares that are allocated as forfeitures, will not be included as annual additions under subsection (a) immediately above; provided, however, that the provisions of this subsection (b) shall be applicable for any Plan Year only if not more than one-third (1/3) of the Employer Contributions applied to pay principal and/or interest on an Acquisition Loan are allocated to Participants who are Highly Compensated Employees.

     (c) Correction of Excess Annual Additions. If, as a result of the allocation of forfeitures, a reasonable error in estimating a Participant's annual compensation, or a reasonable error in determining the amount of elective deferrals that may be made with respect to any individual under the limits of Code Section 415, or if under other facts and circumstances as are found by the Internal Revenue Service to justify the availability of the rules set forth in this subsection (c), the annual additions to a Participant's Accounts for a limitation year would cause the limitations of Code Section 415(c) applicable to that Participant for the limitation year to be exceeded, then the excess amounts will be eliminated in the following manner:

     First -- The Participant's Elective Deferrals for the limitation year, together with any income attributable to such contributions, will be repaid to the Participant (and any related Matching Contributions will be forfeited) to the extent necessary to eliminate such excess. Any amounts returned will be disregarded for purposes of applying the limitation set forth in Section 3.4 hereof.

     Second-- If, after the application of the immediately preceding paragraph, an excess still exists, then, to the extent necessary to eliminate such excess, the Employers' Bonus Contributions under Section 4.2 hereof will be allocated to a suspense account and held therein, without adjustment for any investment increase or decrease, until it can be allocated and reallocated in a subsequent Plan Year among all Participants as an additional Bonus Contribution under
Section 4.2 hereof. The excess may also be used to reduce the Employers' Bonus Contribution for the next Plan Year (and succeeding Plan Years, if necessary) for all Participants. In the event of termination of the Plan, the suspense account will revert to the Employers to the extent it has not been allocated to Participant Accounts.

     (d) Combined Limit. For Plan Years beginning prior to January 1, 2000, if a Participant in the Plan is or was a participant in a defined benefit plan, as defined in Code Section 414(j), maintained by any Employer or any Affiliate, then the Participant's annual benefit under the defined benefit plan will be limited to the extent necessary to comply with the limitation set forth in Code
Section 415(e).

     (e) Multiple Plans. In applying the limitations of this Section 5.8, all defined contribution plans maintained by the Employers and their Affiliates will be treated as a single plan and all defined benefit plans will be treated as a single plan. If an excess amount is allocated to a Participant's Accounts on an allocation date under this Plan that coincides with an allocation date under any other defined contribution plan maintained by the Employers or their Affiliates, then the total excess amount allocated as of such date will be attributed to this Plan. Any annual additions attributable to a welfare benefit fund will be treated as allocated first, irrespective of the actual allocation date under the welfare benefit plan.

                      ARTICLE 6 INVESTMENT OF TRUST ASSETS


     Section 6.1 Investment of 401(k) Portion

     (a) Investment Funds. The Trustee shall invest all amounts credited to a Participant's Elective Deferrals Account, Pre-1999 Matching Contributions Account, Rollover Account, Culverin After-Tax Account and Culverin Supplemental Account in such Investment Funds as the Participant shall direct from among the Investment Funds authorized by the Administrative Committee from time to time. The Administrative Committee may change the characteristics of any Investment Fund and/or add or eliminate Investment Funds at any time and in any way it deems appropriate. The Administrative Committee shall promptly inform the Trustee, the applicable investment manager, if any, and the Participants of the objectives of each Investment Fund and of any changes thereto.

     (b) Initial Investment Direction. A Participant shall direct, as of the date he becomes a Participant, the percentage of the future contributions to his Elective Deferrals Account and Pre-1999 Matching Contributions Account that will be invested in each of the Investment Funds available at that time in such increments, in such manner and subject to such other rules as the Administrative Committee may prescribe. If a Participant fails to direct the investment of any portion of the future contributions to his Elective Deferrals Account and Pre-1999 Matching Contributions Account, such contributions will be invested in a money market (or an equivalent) fund.

     (c) Initial Investment Direction for Amounts Transferred From Another Plan. A Participant shall direct, as of the date of transfer or rollover of amounts from another plan to the Plan, the percentage of such amounts that will be invested in each of the Investment Funds available at that time in such increments, in such manner and subject to such other rules as the Administrative Committee may prescribe. If a Participant fails to direct the investment of any portion of such transferred amounts, such amounts will be invested in a money market (or an equivalent) fund.

     (d) Change in Investment Direction. A Participant's direction of investment for future contributions will remain in effect until changed by the Participant. A Participant may change his investment direction for future contributions to his Elective Deferrals Account and Pre-1999 Matching Contributions Account at such times, in such increments and subject to such rules as the Administrative Committee shall establish. In addition, each Participant may direct that the amounts allocated to his Elective Deferrals Account, Pre-1999 Matching Contributions Account, Rollover Account, Culverin After-Tax Account and Culverin Supplemental Account be reallocated among the Investment Funds then available at such times, in such increments and subject to such rules as the Administrative Committee shall establish.

     (e) Participant Liable for Consequences of Investment Direction. Each Participant shall bear the sole responsibility for the investment of his Elective Deferrals

Account,  Pre-1999 Matching Contributions  Account,  Rollover
Account, Culverin After-Tax Account and Culverin Supplemental Account, and none of the Trustee, the Administrative Committee, or any of the Employers will be liable for any loss that may occur in connection with the investment of such Accounts.

     Section 6.2 Investment of ESOP

     The portion of the Trust Fund attributable to the ESOP will be invested primarily (or exclusively) in Company Stock in accordance with directions from the Administrative Committee. The Administrative Committee may direct the Trustee to invest up to 100% of the Trust Fund in Company Stock. To the extent directed by the Administrative Committee, the Trustee may also invest the Trust Fund in such other prudent investments as the Administrative Committee deems to be desirable for the Trust, or hold suc assets temporarily in cash.

     Section 6.3 Purchases of Company Stock

     At the direction of the Administrative Committee, the Trustee may use Employer Contributions and other assets of the Trust Fund to acquire shares of Company Stock from any Company shareholder or from the Company. Any such purchase from a party in interest (as defined in Section 3(14) of ERISA) must be made at a price that does not exceed adequate consideration (as defined in Section 3(18) of ERISA) for the Company Stock acquired. No commission may be charged in connection with any purchase of Company Stock from a party in interest (as defined in Section 3(14) of ERISA).

     Section 6.4 Sales of Company Stock

     Subject to the approval of the Board, or as may be required to comply with Participant (or Beneficiary) directions under Section 9.2 or 10.2 hereof, the Administrative Committee may direct the Trustee to sell shares of Company Stock to any person (including the Company), provided that any such sale to a party in interest (as defined in Section 3(14) of ERISA) must be made at a price that is not less than adequate consideration (as defined in Section 3(18) of ERISA) for the Company Stock sold. No commission may be charged in connection with any sale of Company Stock to a party in interest (as defined in Section 3(14) of ERISA).

     Section 6.5 Acquisition Loans

     (a) Incurrence of Acquisition Loans. The Administrative Committee may direct the Trustee to incur Acquisition Loans under the ESOP from time to time to finance the acquisition of Company Stock or to repay a prior Acquisition Loan. An installment obligation incurred in connection with the purchase of Company Stock shall be treated as an Acquisition Loan. An Acquisition Loan shall be for a specified term, shall bear a reasonable rate of interest and shall not be payable on demand except i the event of default. An Acquisition Loan may be secured by a pledge of the Financed Shares acquired with the proceeds thereof (or acquired with the proceeds of a prior Acquisition Loan which is being refinanced). No other assets of the Trust Fund may be pledged as collateral for an Acquisition Loan, and no lender shall have recourse against any assets of the Trust Fund other than any Financed Shares remaining subject to pledge. Any pledge of Financed Shares must provide for the release of the shares s pledged as such shares are released from the related Loan Suspense Account, in accordance with Section 5.3(c) hereof, for allocation to Participants' Company Stock Accounts. If the lender is a party in interest (as defined in Section 3(14) of ERISA), the Acquisition Loan must provide for a transfer of assets from the Trust Fund to the lender on default only upon and to the extent of the failure of the Trust to meet the payment schedule of the Acquisition Loan.

     (b) Payments on Acquisition Loans. Payments of principal and/or interest on any Acquisition Loan shall be made by the Trustee only from (1) Employer Contributions paid in cash to enable the Trust to repay such Acquisition Loan,
(2) earnings attributable to such Employer Contributions, and (3) any cash dividends received by the Trust on the Financed Shares (whether allocated or unallocated); and the payments made with respect to an Acquisition Loan for a Plan Year must not exceed the sum o such Employer Contributions, earnings and dividends for that Plan Year (and prior Plan Years), less the amount of such payments for prior Plan Years. If the Company is the lender with respect to an Acquisition Loan, Employer Contributions may be paid in the form of cancellation of indebtedness under the Acquisition Loan. If the Company is not the lender with respect to an Acquisition Loan, the Company may elect to make payments on the Acquisition Loan directly to the lender and to treat such payments as Employer Contributions.

     (c) Special Circumstances. Notwithstanding the provisions of subsection (b) immediately above, in the event of a sale or other disposition of Financed Shares allocated to a Loan Suspense Account, the Administrative Committee may direct the Trustee to apply the proceeds of such sale or disposition to the repayment of the Acquisition Loan used to acquire such Financed Shares (or to refinance such Acquisition Loan) and the excess proceeds shall be allocated to Participants' Other Investments Accounts pro rata in relation to the balance in each such Account. The immediately preceding sentence will not apply to a sale or disposition of Financed Shares exchanged for other stock in a transaction described in Code Section 402(j), provided that there is a successor employer that, with the Company's consent, agrees to adopt and continue the Plan as an employee stock ownership plan, within the meaning of Code Section 4975(e)(7). If the Trustee is unable to make payments of principal and/or interest on an Acquisition Loan when due, then the Administrative Committee (with the approval of the Board) may direct the Trustee to sell any Financed Shares that have not been allocated to Participants' Company Stock Accounts or to obtain an Acquisition Loan in an amount sufficient to make such payments.

                       ARTICLE 7 VOTING OF COMPANY STOCK


     Section 7.1 Voting

     Each Participant (or Beneficiary, as applicable) shall have the right, with respect to the shares of Company Stock allocated to his Company Stock Account, to direct the Trustee as to the manner in which to vote such Company Stock in any matter put to a shareholder vote. Upon receipt of timely and proper directions from a Participant (or Beneficiary), the Trustee will vote the shares of Company Stock allocated to such Participant's (or Beneficiary's) Company Stock Account in accordance therewith. Th Trustee will not vote any allocated shares of Company Stock with respect to which the Trustee does not receive timely and proper direction. The Trustee will vote any shares of Company Stock that are not then allocated to Participant Accounts in the manner directed by the Administrative Committee (or by such other person as may be appointed by the Board to direct the Trustee in such matter).

     Section 7.2 Tender Offers

     Each Participant (or Beneficiary, if applicable) shall have the right, with respect to the shares of Company Stock allocated to his Company Stock Account, to direct the Trustee as to whether to tender such shares in any tender (or other purchase or exchange) offer made with respect to such shares. Upon receipt of timely and proper directions from a Participant (or Beneficiary), the Trustee will tender or not tender the shares of Company Stock allocated to such Participant's (or Beneficiary's) Compan Stock Account in accordance therewith. The Trustee will tender or not tender any shares of Company Stock with respect to which the Trustee does not receive timely and proper directions from the Participant (or Beneficiary) to whose Company Stock Account such shares are allocated, and any shares of Company Stock that are not then allocated to Participant Accounts, as directed by the Administrative Committee (or such other person as may be appointed by the Board to direct the Trustee in such matter). Notwithstanding the first sentence of Section 6.4, Board approval shall not be required with respect to any tender of Company Stock made pursuant to this
Section 7.2, even if such tender is directed by the Administrative Committee.

     Section 7.3 Furnishing of Information

     On any matter in which a Participant (or Beneficiary) is entitled to direct the Trustee under Section 7.1 or 7.2 hereof, the Trustee will solicit such directions by distributing to each Participant and Beneficiary to whose Company Stock Account Company Stock has been allocated, such information as shall be distributed to shareholders of Company Stock generally in connection with a shareholder vote, together with any additional information as the Trustee deems appropriate for each Participant (or Beneficiary) to give proper directions to the Trustee. The directions received from any Participant will be held in confidence by the Trustee, and will not be individually divulged or released to the Employers, the

Administrative Committee or any other person, except to the extent required by law or as may be unavoidable in complying with Section 7.2 hereof.

                               ARTICLE 8 VESTING


     Section 8.1 Vesting

     (a) Elective Deferrals and Bonus Contributions. A Participant will at all times be 100% vested in his Elective Deferrals Account, Pre-1999 Matching Contributions Account, Rollover Account and Culverin After-Tax Account, and in the portion of his Company Stock Account and Other Investments Account that is attributable to Bonus Contributions.

     (b) Matching Contributions. A Participant who has completed three or more Years of Service as of July 1, 1999 will at all times be 100% vested in the portion of his Company Stock Account and Other Investments Account that is attributable to Matching Contributions. Any other Participant will become vested in the portion of his Company Stock Account and Other Investments Account that is attributable to Matching Contributions in accordance with the following schedule, based upon his Years of Service:

                        Year of Service Vested Percentage
                                 Less than 1 0%
                                      1 20%
                                      2 40%
                                      3 60%
                                      4 80%
                                 5 or more 100%

     (c) Culverin Supplemental Accounts. A Participant will vest in his Culverin Supplemental Account in accordance with the terms of the Plan as in effect on December 31, 1998.

     (d) Vesting upon Death, Disability or Attainment of Normal Retirement Age. Notwithstanding subsections (b) and (c) immediately above, a Participant will become 100% vested in his Culverin Supplemental Account and in that portion of his Company Stock Account and Other Investments Account that is attributable to Matching Contributions upon the Participant's death, Disability or attainment of Normal Retirement Age, provided that he is an Employee on the date such event occurs.

     Section 8.2 Forfeitures

     (a) Timing of Forfeitures. Any amounts in a Participant's Accounts that are not vested on his Severance Date will be maintained in such Accounts and will continue to share in allocations under Section 5.4 hereof until the first to occur of (1) the distribution of the Participant's entire Capital Accumulation, or (ii) the Participant's incurrence of five consecutive One-Year Breaks in Service, whereupon such amounts will be forfeited and used to reestablish the forfeited Account balances o Participants rehired during such Plan Year (as provided in subsection (b) immediately below) or to reduce the amount that the Employers would otherwise have to contribute as Employer Contributions for the current Plan Year or future Plan Years. Forfeitures will first be charged against a Participant's Other Investments Account, with any balance charged against his Company Stock Account (at the fair market value). Financed Shares will be forfeited only after other shares of Company Stock have been forfeited. A Participant who has no vested interest will be deemed to have received a distribution of his entire Capital Accumulation on his Severance Date. A Participant whose entire Capital Accumulation has been distributed from the Plan or who has no vested interest will be deemed cashed out from the Plan.

     (b) Restoration of Forfeitures. If a Participant whose unvested interest in his Accounts has been forfeited pursuant to subsection (a) immediately above is reemployed by an Employer or an Affiliate prior to incurring five consecutive One-Year Breaks in Service, then the amount forfeited will be restored to the relevant Account(s), unadjusted for gains or losses occurring prior to restoration, if the Participant repays to the Plan the full amount of his prior distributions attributable to employer contributions under the Plan before the earlier of (i) the end of the five-year period commencing on the Employee's reemployment date, and (ii) the date on which the Employee incurs five consecutive One-Year Breaks in Service. Such restoration will be made as of the last day of the Plan Year in which repayment occurs and will be made from forfeitures of other Participants for such Plan Year, and if such forfeitures are not sufficient for that purpose, from a special Employer contribution. Restoration of the Participant's Accounts will include restoration of all Code
Section 411(d)(6) protected benefits with respect to such Accounts, in accordance with applicable Treasury regulations. If a Participant who was deemed to have received a distribution pursuant to the fourth sentence of subsection
(a) immediately above resumes employment as an Employee before the date he incurs five consecutive One-Year Breaks in Service, then such Employee will be deemed to have repaid all distributions as of his reemployment date.

     (c) Vested Interest. If a Participant is reemployed by an Employer or an Affiliate prior to incurring five consecutive One-Year Breaks in Service, but after receiving a distribution of all or a part of his Capital Accumulation, then such Participant's vested interest in the remaining amounts allocated to his Accounts will not be less than an amount "X" determined by the formula "X=P(AB)+D)-D," where "P" is the vested percentage at the relevant time, "AB" is the aggregate Account balances at the relevant time, and "D" is the amount of the distribution.

                       ARTICLE 9 IN-SERVICE DISTRIBUTIONS


     Section 9.1 Cash Dividends

     If so determined by the Board, any cash dividends paid during a Plan Year on shares of Company Stock allocated to a Participant's Company Stock Account may be paid in cash directly to such Participant (or his Beneficiary) or may be paid in cash to the Trustee and distributed by the Trustee (or its agent) to the Participant (or his Beneficiary) no later than 90 days after the close of the Plan Year in which such dividends are received by the Trustee.

     Section 9.2 ESOP Diversification

     (a) A Participant who has attained age 55 and completed at least ten Years of Participation in the ESOP may elect to "diversify" a portion of the balance in his Company Stock Account in accordance with such rules as the Administrative Committee shall establish. The rules established by the Administrative Committee shall, at a minimum, permit a qualifying Participant to diversify the balance in his Company Stock Account in accordance with the following provisions:

     (1) Such Participant shall be permitted to elect to diversify the balance in his Company Stock Account during the 90-day period immediately following the close of each Plan Year during the election period. For purposes of this Section 9.2, "election period" means the period of six consecutive Plan Years beginning with the Plan Year immediately following the Plan Year in which the Participant attains age 55 or completes ten Years of Participation in the Plan, whichever occurs later.

     (2) For each of the first five Plan Years in the election period, such Participant shall be permitted to diversify not less than 25% of the balance in his Company Stock Account (less any amounts that such Participant diversified previously under this Section 9.2(a)). For the sixth Plan Year in the election period, such Participant shall be allowed to diversify 50% of the balance in his Company Stock Account (less any amounts that such Participant diversified previously under this Section 9.2(a)). Notwithstanding the foregoing, no "diversification" election shall be permitted if the fair market value of a Participant's Company Stock Account (as of the last day of the first Plan Year in the election period) is $500 or less, unless and until the fair market value of his Company Stock Account as of the last day of a subsequent Plan Year in the election period exceeds such amount.

     (b) "Diversification" may be effected by either of the following methods, as determined by the Administrative Committee:

     (1) By distributing to the Participant (in cash or in Company Stock, as determined by the Administrative Committee) the portion of the Participant's Company Stock Account that the Participant elected to diversify; or

     (2) If the Plan allows Participants to direct the investment of their interest under the 401(k) Portion among at least three investment options, by transferring such amount to the 401(k) Portion, where it will be invested in accordance with the Participant's directions, subject to such rules as the Administrative Committee may establish, in the Investment Funds then available under the 401(k) Portion.

     (c) Any distribution or transfer under this Section 9.2 shall occur no later than 90 days after the end of the 90-day period during which the Participant made his diversification election.

     Section 9.3 Hardship Withdrawals

     (a) General. If a Participant experiences a "hardship" (as defined below), he may elect to withdraw an amount from his Elective Deferrals Account that does not exceed the amount required to relieve the financial need (which amount may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal); provided, however, that a Participant may not withdraw any earnings credited to his Elective Deferrals Account as of a date that is later than December 31, 1988.

     (b) Hardship Defined. A withdrawal is on account of hardship only if the withdrawal (1) is made on account of an immediate and heavy financial need of the Participant and (2) is necessary to satisfy such need.

     (1) Immediate and Heavy Financial Need. A withdrawal will be deemed to be made on account of an immediate and heavy financial need of the Participant if the withdrawal is on account of:

     (i) uninsured medical expenses described in Code Section 213(d) previously incurred by the Participant, the Participant's spouse, or any dependents of the Participant (as defined in Code Section 152), or necessary for these persons to obtain medical care described in Code Section 213(d);

     (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence of the Participant;

     (iii) payment of tuition, related educational fees and room and board for the next 12 months of post-secondary education for the Participant or the Participant's spouse, children or dependents (as defined in Code Section 152);

     (iv) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

     (v) any need prescribed by the Internal Revenue Service in a revenue ruling, notice or other document of general applicability that satisfies the safe harbor definition of hardship.

     (2) Withdrawal Necessary to Satisfy Need. A withdrawal will be treated as being necessary to satisfy the need if the requested withdrawal does not exceed the amount of the Participant's immediate and heavy financial need, which may include any amounts necessary to pay any federal, state, or local income taxes or penalties reasonably anticipated to result from the withdrawal, and the requirements of subsection (3) immediately below are satisfied. Prior to obtaining a hardship withdrawal, a Participant must have obtained all distributions, other than hardship distributions, and all nontaxable loans (determined at the time of the loan) currently available under this Plan and all other qualified plans maintained by the Employer.

     (3) Restrictions. The following restrictions apply to a Participant who receives a hardship withdrawal:

     (i) Such Participant may not make elective deferrals or employee contributions to the Plan or any other qualified plan or nonqualified plan of deferred compensation (but not including a health or welfare benefit plan), other than any mandatory employee contribution portion of a defined benefit plan, maintained by the Company for the 12-consecutive-month period following the date of the hardship withdrawal; and

     (ii) The Participant's elective deferrals under the Plan and any other qualified plan maintained by the Company for the Participant's taxable year immediately following the taxable year of the hardship withdrawal shall be limited to the Code Section 402(g) limitation (as described in Section 3.1(c)
hereof), reduced by the amount of the Participant's elective deferrals (including Basic Contributions) made in the taxable year of the hardship withdrawal.

     Section 9.4 Loans

     (a) Loan Policy. The Administrative Committee, in its discretion, may adopt (or having adopted, may revoke) a nondiscriminatory policy that the Trustee must observe in making loans to Participants. Such policy must be a written document and must include: (1) the identity of the person or positions authorized to administer the participant loan program; (2) a procedure for applying for the loan; (3) the criteria for approving or denying a loan; (4) the limitations, if any, on the types an amounts of loans available; (5) the procedure for determining a reasonable rate of interest; (6) the types of collateral that may secure the loan; and (7) the events constituting default and the steps the Plan will take to preserve Plan assets in the event of default. Any written loan policy shall be deemed to be a part of the Plan.

     (b) Trustee Authorization. This Section 9.4 specifically authorizes the Trustee to make loans on a nondiscriminatory basis to a Participant in accordance with the loan policy established by the Administrative Committee, provided: (1) the loan policy satisfies the foregoing requirements of subsection
(a) immediately above; (2) loans may be made only from a Participant's interest under the 401(k) Portion; (3) loans are available to all Participants on a reasonably equivalent basis and are not available in a greater amount for Highly Compensated Employees than for other Employees; (4) loans are limited to 50% of the Participant's Capital Accumulation as of the dates on which the loans are processed; (5) any loan is adequately secured and bears a reasonable rate of interest; (6) the loan provides for repayment within a specified time; (7) the default provisions of the note prohibit offset of the Participant's vested Account balances prior to the time the Trustee otherwise would distribute th Participant's vested Account balances; (8) the amount of the loan does not exceed (at the time the Plan extends the loan) the present value of the Participant's Capital Accumulation under the 401(k) Portion; and (9) the loan otherwise conforms to the exemption provided by Code Section 4975(d)(1).

     (c) Deemed Distribution Upon Default. If a Participant defaults on a loan made pursuant to the loan policy described in subsection (a) immediately above, the Plan will treat the default as a distributable event. The Trustee, at the time of the default or at such later time as the Administrative Committee may determine, will reduce the Participant's vested Account balances by the lesser of the amount in default (plus accrued interest thereon) or the Plan's security interest in the Participant's vested Account balances; provided, however, that to the extent the loan is secured by the Participant's Elective Deferrals Account, the Trustee will not reduce the Participant's vested Account balances unless the Participant has incurred a Severance Date or has attained age 59 1/2. 1/2.

     Section 9.5 Special Rules

     Notwithstanding the foregoing Sections of this Article 9, the following provisions will apply to all withdrawals and loans made under this Article 9:

     (a) A hardship  withdrawal under Section 9.3 hereof or a loan under Section
9.4 hereof requested by a married Participant who is subject to Appendix A hereto shall not be granted by the Administrative Committee unless the Participant's spouse consents in writing to such withdrawal or loan in a manner similar to that described in Section A.3(b) of Appendix A hereto after receiving notice, similar to that described in Section A.3(c) of Appendix A hereto, of the spouse's rights.

     (b) Withdrawal and loan amounts shall be distributed as soon as administratively practicable after the date on which the Administrative Committee receives the Participant's application (provided that such application is made in accordance with such rules as may be established by the Administrative Committee). Withdrawals and loans shall be charged pro rata to all of the Participant's applicable Investment Funds unless the Administrative Committee, in its sole discretion, determines otherwise.

     (c) The Participant  shall not be entitled to make a withdrawal  under this
Article 9 to the extent that such withdrawal requires distribution of a portion of his Accounts then outstanding in the form of loans.

     (d) In the event of the Participant's death prior to a withdrawal or loan pursuant to this Article 9, the Participant's withdrawal election or loan request, as applicable, shall be deemed to have been revoked.

     (e) The Administrative Committee shall establish such rules and requirements as it deems necessary or advisable to administer this Article 9 so as to satisfy the applicable Code requirements. In addition, the Administrative Committee may establish such other rules and requirements as it deems appropriate or desirable with respect to the terms and conditions of a withdrawal or loan under this Article 9, including, but not limited to, rules limiting the number of withdrawals and loans a Participant may make or have outstanding in any Plan Year or at any time and the minimum amount that a Participant must withdraw or borrow on any single occasion.

                         ARTICLE 10 PAYMENT OF BENEFITS

     Section 10.1 Time of Distribution

     (a) In General.  Except as provided  otherwise  in this  Section 10.1 or in
Section 10.3 hereof, a Participant's Capital Accumulation will be distributed or commence to be distributed to the Participant (or to the Participant's Beneficiary in the case of a deceased Participant) as soon as administratively practicable after the Participant's Severance Date; provided, however, that if the Participant's Capital Accumulation exceeds $5,000, such Capital Accumulation will not be distributed or commence to be distributed to the Participant prior to the Participant's attainment of Normal Retirement Age without the Participant's written consent.

     (b) Earliest Distribution Date. Except as provided in Section 9.3 hereof, a Participant's Capital Accumulation may not be distributed prior to the earliest of:

     (1) the Participant's separation from service, death or Disability;

     (2) the termination of the Plan without the establishment or maintenance of another defined contribution plan, other than an employee stock ownership plan (within the meaning of Code Section 4975(e)(7));

     (3) the disposition by a corporation to an unrelated corporation of substantially all of the assets (within the meaning of Code Section 409(d)(2)) used in a trade or business of the corporation disposing of the assets if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the corporation acquiring such assets;

     (4) the disposition by a corporation to an unrelated entity of such corporation's interest in a subsidiary (within the meaning of Code Section 409(d)(3)) if such corporation continues to maintain the Plan after the disposition, but only with respect to employees who continue employment with the subsidiary;

     (5) the Participant's attainment of age 59 1/2; and

     (6) the  Participant's  incurrence  of a  hardship,  within the  meaning of
Section 9.3 hereof.

     (c) Latest Distribution Date Absent Participant Consent. Unless the Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) elects otherwise, the Participant's Capital Accumulation will be distributed or will commence to be distributed no later than 60 days after the end of the Plan Year in which occurs the latest of (1) the Participant's attainment of Normal Retirement Age, (2) the tenth anniversary of the date the

Participant became a Participant, and (3) the Participant's termination of Service. Notwithstanding the foregoing, in the case of a nonspouse Beneficiary,
Section 10.3 hereof may require that distribution be made or commence sooner.

     (d) Required Beginning Date. Notwithstanding any provision of the Plan to the contrary, a Participant's Capital Accumulation must be distributed or commence to be distributed no later than April 1 of the calendar year following the later of the calendar year in which such Participant's Service terminates or the calendar year in which such Participant attains age 70 1/2; provided, however, that if a Participant is a 5% owner (as defined in Code Section 416) with respect to the calendar year in which such Participant attains age 70 1/2, distribution to such Participant will be made or commence to be made by April 1 of the calendar year following such calendar year. year.

     Section 10.2 Amount and Form of Distribution

     (a) Amount. Except as provided in Appendix A hereto, the amount of a Participant's Capital Accumulation for distribution purposes will be determined as of the Valuation Date coinciding with or immediately preceding the date on which the Participant's distribution is processed, and will not be adjusted for investment earnings or losses occurring subsequent to such Valuation Date. Distributions will be processed at such times as the Administrative Committee shall establish, but in any even at least once each calendar month.

     (b) Form. Except as provided in Appendix A hereto, a Participant's Capital Accumulation will be distributed to the Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) in a single, lump sum payment.

     (c) Cash or Stock. Except as provided in Appendix A hereto, a Participant's Capital Accumulation will be distributed in cash, unless the Participant (or, in the case of a deceased Participant, the Participant's Beneficiary) elects to receive that portion of his Capital Accumulation held under the ESOP in whole shares of Company Stock (with cash for any fractional share). The Administrative Committee will notify the Participant (or the Participant's Beneficiary) of his right to receive stock with respect to that portion of his Capital Accumulation held under the ESOP.

     Section 10.3 Special Rules for Death Benefits

     (a) Death After Benefit Commencement. If a Participant dies after distribution of his Capital Accumulation has commenced, but before his entire vested interest has been distributed, then the remainder of the Participant's Capital Accumulation will be distributed to the Participant's Beneficiary at least as rapidly as under the distribution method being used as of the date of the Participant's death.

     (b) Death Prior to Benefit Commencement. If a Participant dies before distribution of his Capital Accumulation has commenced, then distribution to the Participant's Beneficiary must be completed (i) by December 31 of the calendar year containing the fifth anniversary of the Participant's death, or (ii) if payment commences to a designated Beneficiary by December 31 of the calendar year containing the first anniversary of the Participant's death, over a period that does not exceed the designated Beneficiary's life expectancy. Notwithstanding the preceding sentence, if the designated Beneficiary is the Participant's spouse, then distribution of the Participant's Capital Accumulation need not be made or commence to be made until the later of December 31 of the calendar year in which the Participant would have attained age 70 1/2 or December 31 of the year in which the Participant's Service terminates. If the Participant's Beneficiary is his surviving spouse, and the spouse dies after the the Participant but before distributions have begun to the spouse, then the first sentence of this subsection (b) will be applied as if the surviving spouse were the Participant.

     (c) Beneficiary Designation. A Participant shall designate his Beneficiary on such forms as are prescribed by and filed with the Administrative Committee. A Participant may change his Beneficiary designation at any time by filing a new Beneficiary designation with the Administrative Committee. The most recent
Beneficiary designation on file with the Administrative Committee will be controlling. If a married Participant designates a Beneficiary other than his spouse, that designation will be invalid, unless the Participant's spouse has consented in writing to the designation of a different Beneficiary or it is established to the satisfaction of a Plan representative that the Participant has no spouse, the Participant's spouse cannot be located or the Participant is excused from obtaining such consent because of other circumstances approved in federal regulations. The spouse's written consent to the designation of a different Beneficiary (1) must acknowledge the specific nonspouse Beneficiary (including any class of Beneficiaries or any contingent Beneficiaries), which may not be changed without spousal consent (unless the spouse's consent expressly permits designations by the Participant without any requirement for further consent by the spouse), (2) must acknowledge the effect of such consent, and (3) must be witnessed by a Plan representative or a notary public. The spouse's consent may not be revoked. However, the consent of one spouse will have no effect with respect to any subsequent spouse.

     If there is no valid Beneficiary designation on file with the Administrative Committee, or if no designated Beneficiary survives the Participant, then the Participant's Beneficiary will be the Participant's surviving spouse or, if none, the Participant's surviving children in equal shares, or, if none, the Participant's estate.

     (d) Death of Beneficiary After Death of Participant. If the Participant's Beneficiary dies after the Participant, but before the Participant's Capital Accumulation has been completely distributed, then the remaining Capital
Accumulation  will  be  distributed  to the  Beneficiary's  estate,  unless  the
Participant's       Beneficiary       designation       provides      otherwise.

     Section 10.4 Notice to Participant

     Not more than 90 days and not less than 30 days before the Participant's Annuity Starting Date, the Administrative Committee shall provide each Participant whose Capital Accumulation exceeds $5,000 a written explanation of the optional forms of benefit under the Plan, including the material features and relative values of those options, when the Participant's benefits will be distributed if the Participant fails to make an election, and the Participant's right to defer distribution until the date distribution is required under Section 10.1(c) hereof. If the Administrative Committee so elects for a Plan Year, distribution of a Participant's Capital Accumulation may be made or commence to be made less than 30 days after such notice is given, provided that (1) the Administrative Committee clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to consent to a distribution (and, if applicable, a particular distribution option), and (2) the Participant, after receiving the notice, affirmatively elects a distribution.

     Section 10.5 Minimum Distribution and Incidental Benefit Requirements

     The provisions of the Plan are intended to comply with Code Section 401(a)(9), which prescribes certain rules regarding minimum distributions and requires that death benefits be incidental to retirement benefits. All distributions under the Plan will be made in conformity with Code Section 401(a)(9) and the regulations thereunder, including Treasury Regulation Sections 1.401(a)(9)-1 and 1.401(a)(9)-2, which are incorporated herein by reference. The provisions of the Plan governing distributions are intended to apply in lieu of any default provisions prescribed in the regulations; provided, however, that Code Section 401(a)(9) and the regulations thereunder shall override any Plan provisions inconsistent with such Code section and regulations.

     Section 10.6 Post-Termination Withdrawals

     Subject to such rules as the Administrative Committee may establish, a Participant whose Service has terminated, and whose Capital Accumulation exceeds $5,000, may withdraw all or any portion of his Capital Accumulation under the 401(k) Portion at any time. A distribution pursuant to this Section 10.6 will be made as soon as administratively practicable after the Administrative Committee receives the Participant's distribution request (provided that such request is made in accordance with such rules as the Administrative Committee may have established).

     Section 10.7 Special Rules for Amounts Transferred from Culverin Plan

     Notwithstanding the provisions in the preceding sections of this Article 10, all amounts transferred to the Plan from the Culverin Plan will be distributed in accordance with the terms of the Plan as in effect on December 31, 1998.

     Section 10.8 Direct Rollovers

     (a) General Rule. Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee's election under this Section 10.8, a distributee may elect, at the time and in the manner prescribed by the
Administrative   Committee,   to  have  any
portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

     (b) Definitions. For purposes of this Section 10.8, the following terms shall have the respective meanings set forth below:

     (1) "Direct rollover" means a payment by the Plan to the eligible retirement plan specified by the distributee.

     (2) "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.

     (3) "Eligible retirement plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a), that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

     (4) "Eligible rollover distribution" means any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include the following: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated Beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Code
Section 401(a)(9); the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); effective for Plan Years commencing after December 31, 1999, any hardship withdrawal pursuant to Section
9.3 hereof; and any other distribution identifie in the Code or in regulations, notices or other materials promulgated by the Internal Revenue Service as not constituting an eligible rollover distribution.

     Section 10.9 Incompetent Participant or Beneficiary

     Every person receiving or claiming a benefit under the Plan shall be conclusively presumed to be mentally competent until the date on which the Plan Administrator receives a written notice, in a form and manner acceptable to the Plan Administrator, that such person is incompetent, and that a guardian, conservator, or other person legally vested with the care of such person's person or estate has been appointed;  provided, however, that if the Administrative Committee is of the opinion, from informatio deemed by it to be reliable, that a person entitled to benefits hereunder is unable for any reason to attend to his affairs, the Administrative Committee may direct that any benefits payable hereunder will be withheld until a guardian, conservator, or other legal representative for such person has been duly appointed pursuant to proceedings satisfactory to the Administrative Committee and that such benefits be paid only to such guardian, conservator, or legal representative; or, in the alternative, the Administrative Committee may direct that such benefits be paid to (a) the person himself (unless the person is a minor) directly, (b) any relative by blood or connection by marriage of such person appearing to the Administrative Committee to be equitably entitled to same or best qualified to apply same to the comfort, maintenance, and support of such person, or (c) to any custodian under the Uniform Gifts to Minors Act or similar statute. The Administrative Committee's decision on such matters will be conclusive and binding on all persons and parties in interest. The Administrative Committee will not be required to see to the proper application of any payments made to any person pursuant to the provisions of this Section 10.9, and any such payment so made will be a complete discharge of the liability of the Trust, the Trustee, the Employers, the Board and the Administrative Committee therefor.

     Section 10.10 Beneficiary Dispute

     If at any time there is doubt as to the right of any Beneficiary to receive any amount, the Trustee may retain such amount, without liability for any earnings thereon, until the rights thereto are determined, or the Trustee may pay such amount into any court of appropriate jurisdiction, in either of which events none of the Trustee, any Employer, the Board or the Administrative Committee will be under any further liability to anyone.

                           ARTICLE 11 ADMINISTRATION

     Section 11.1 Administrative Committee

     The Plan shall be administered by the Administrative Committee, which will be the plan administrator for purposes of ERISA. The Administrative Committee shall consist of not less than three persons appointed by, and serving at the pleasure of, the Board. Any member of the Administrative Committee may resign by delivering his written resignation to the Secretary of the Board and to the Secretary of the Administrative Committee and such resignation will become effective on the date specified therein. In the case of a vacancy in the membership of the Administrative Committee, the remaining members of the Administrative Committee may exercise any and all powers, authority, duties, and discretion conferred upon the Administrative Committee pending the filling of the vacancy by the Board. Notwithstanding anything herein to the contrary, the Company shall be the Administrative Committee until the Board has appointed the individual members of such committee.

     Section 11.2 Organization and Procedure

     (a) The Board shall designate one of the members of the Administrative Committee to serve as the chairman of the Administrative Committee. The members of the Administrative Committee shall appoint a secretary (who may, but need not, be a member of the Administrative Committee) and such other officers as they may deem necessary. The Administrative Committee shall hold meetings of its members at least annually and shall keep minutes of all such meetings. All actions of the Administrative Committee shall be recorded in such minutes or in other appropriate written form. Subject to such restrictions as the Board may establish from time to time, the Administrative Committee may establish such other rules for the transaction of its business and the administration of the Plan as it deems appropriate.

     (b) Any determination or action of the Administrative Committee may be made or taken by vote of a majority of the members present at any meeting thereof (provided there is a quorum at such meeting), or by unanimous written consent of all members without a meeting. The majority of the members of the Administrative Committee at the time in office will constitute a quorum for the transaction of business. A member of the Administrative Committee shall not vote or act on any matter relating solely to himself.

     (c) The Chairman of the Administrative Committee, the Secretary of the Administrative Committee and any other individual or individuals authorized by the Administrative Committee in writing may execute or deliver any notices, applications, certificates, instruments, consents, requests, directions, requisitions, orders for monies, instructions, or other documents on its behalf and may represent the Administrative Committee in any matters or dealings involving the Administrative Committee.

     (d) The Administrative Committee may delegate to one or more of its members or to any other person(s) or organization(s) any of its rights, powers, duties, and responsibilities as it deems appropriate and as may be so delegated under ERISA. Any such delegation shall be set forth in writing, shall be reviewed periodically by the Administrative Committee and shall be terminable upon such notice as the Administrative Committee in its discretion deems reasonable and proper under the circumstances.

     Section 11.3 Authority of the Administrative Committee

     The Administrative Committee shall have and exercise all discretionary and other authority to control and manage the operation and administration of the Plan, except such authority as may be specifically allocated otherwise under the terms of the Plan, and shall have the power to take any action(s) necessary or appropriate to carry out such authority. Without limiting the foregoing, and in addition to the authority and duties specified elsewhere herein, the
Administrative Committee shall have the exclusive right and discretionary authority to:

     (a) construe and interpret the terms and provisions of the Plan;

     (b) determine the eligibility of any person for benefits under this Plan, the amount of any such benefits and all other questions pertaining to the rights of Participants and their Beneficiaries hereunder;

     (c) take all steps deemed necessary or advisable by the Administrative Committee to correct mistakes in administering the Plan;

     (d) formulate, issue, and apply such rules and regulations as it deems necessary or appropriate for the proper and efficient administration of the Plan, provided that such rules are not inconsistent with the terms of the Plan;

     (e) prescribe and require the use of appropriate forms;

     (f) direct the Trustee concerning all payments to be made pursuant to the provisions of the Plan;

     (g) determine the existence of a Disability and, in this connection, may require any Participant to submit to a physical examination by a licensed physician, in accordance with uniform rules and procedures consistently applied to similarly situated individuals; and

     (h) determine and resolve any and all questions arising under this Plan or in connection with the administration thereof or the applicability thereof to any and all individuals, and remedy possible ambiguities or omissions.

     Section 11.4 Actions Conclusive

     All determinations, conclusions, interpretations, corrections, and decisions of the Administrative Committee in respect of any matter or question relating to the Plan or the administration thereof, and any action taken with respect to the Plan at the direction of the Trustee, the Board, the Administrative Committee or any of the Employers, shall be final, conclusive, and binding on all persons affected thereby unless found by a court of competent jurisdiction to have been arbitrary and capricious.

     Section 11.5 Use of Professional Services

     The Administrative Committee may engage the services of or consult with any legal counsel, actuary, independent public accountant or other person as it deems necessary or desirable in connection with the administration of the Plan. Such persons may be persons who render advice to the Employers or the Trustee. The Administrative Committee and any person to whom it may delegate any duty or power in connection with the administration of the Plan shall be entitled to rely conclusively upon, and shall b fully protected by the Employers in any prudent action taken by it (or him) in reliance on, the advice of such professionals.

     Section 11.6 Fees and Expenses

     No employee of the Employers or any of their Affiliates shall receive any compensation for services rendered as an Administrative Committee member. Any other person serving as an Administrative Committee member shall be entitled to such reasonable compensation therefor as is mutually agreed upon with the Company. Each Administrative Committee member, whether or not an employee, shall be reimbursed for all reasonable expenses incurred by him in his capacity as an Administrative Committee member. Where services are utilized as provided in
Section 11.5 hereof, the Administrative Committee shall review and approve fees and other costs for those services. All expenses incurred for brokerage and similar services, or for investment advice and the evaluation thereof, shall be paid from the assets of the Trust Fund. All other expenses shall be paid from the assets of the Trust Fund, unless voluntarily paid by the Employers.

Section 11.7        Liability and Indemnification

     The members of the Administrative Committee shall use ordinary care and diligence in the performance of their duties, but no member shall be personally liable by virtue of any contract, agreement, or other instrument made or executed by him or on his behalf as a member of the Administrative Committee, nor for any mistake of judgment made by himself or any other member, nor for any loss, except insofar as liability may be imposed by ERISA or other applicable law. No member shall be liable for the neglect, omission, or wrongdoing of any other Administrative Committee members or of the agents or counsel of the Administrative Committee, except insofar as liability may be imposed by ERISA or other applicable law. The Employers, the members of the Board, the Trustee, the members of the

Administrative Committee, and the officers, agents and representatives of any or all of them shall be entitled to rely upon all tables, annual or other valuations, computations, certificates, and reports furnished by an actuary selected or approved by the Company, upon all certificates and reports made by any accountant selected or approved by the Company and upon all opinions given by any legal counsel selected or approved by the Company. The Employers shall indemnify each member of the Administrative Committee against, and save him harmless from, any and all expenses, costs and liabilities, including attorneys' fees, arising out of any act or omission to act as a member or officer of the Administrative Committee, except such liabilities and expenses as are due to his willful misconduct or failure to exercise good faith.

     Section 11.8 Furnishing of Information

     Any person claiming benefits under this Plan must furnish the Administrative Committee such documents, evidence, data, or other information as the Administrative Committee deems necessary or desirable for the purpose of administering this Plan or to protect the Employers, the Board, the Administrative Committee or the Trustee and the provisions of this Plan for each such person are upon the condition that each will furnish promptly full, true and complete data, evidence, and information when requeste by the Administrative Committee or its delegate. The Employers, the Board, the Administrative Committee and the Trustee are fully protected in acting and relying upon any information furnished by any person pursuant to the immediately preceding sentence.

     Section 11.9 Claims Procedure

     (a) Filing Claim. A Participant or a Beneficiary, or the authorized representative of either (the "Claimant"), who believes that he is then entitled to benefits hereunder in an amount greater than he is receiving or has received may file a written claim for such benefits with the Secretary of the Administrative Committee. The Administrative Committee may prescribe a form for filing such claims, and, if it does so, a claim will not be deemed properly filed unless such form is used, but the Secretary of the Administrative Committee shall provide a copy of such form to any person whose claim for benefits is improper solely for this reason.

     (b) Claim Review. Every claim that is properly filed will be decided and answered by the Secretary of the Administrative Committee in writing within 90 days (or within 180 days, if additional time is needed and the Claimant is so notified prior to the commencement of the extension) of the claim's receipt by the Secretary of the Administrative Committee. If the claim is wholly or partially denied, the specific reasons for the denial and reference to the pertinent Plan provisions will be set forth in the written response to the Claimant. Such response will also describe any information necessary for the Claimant to perfect his claim (and why such information is necessary) and an explanation of the Plan's claim appeal procedure, as set forth in subsection (c) immediately below.

     (c) Appeal. Within 90 days of the Claimant's receipt of the notice that his claim has been denied, in whole or in part, the Claimant may file a written appeal with the Secretary of the Administrative Committee. Such written appeal may include any comments, statements or documents that the Claimant wishes to provide. Appeals will be considered by the entire Administrative Committee, which will make its decision with respect to such appeal, and notify the Participant in writing of such decision, no later than 60 days (or no later than 120 days, if additional time is needed and the Claimant is so notified prior to the commencement of the extension) after such appeal is timely filed. In the event the claim is denied on appeal, the Administrative Committee will set forth the reasons for the denial and the pertinent Plan provisions in its written notice to the Claimant. The Administrative Committee will comply with any reasonable request from a Claimant for documents or information relevant to his claim prior to his filing an appeal.

     (d) Standard of Review. Any further review, judicial or otherwise, of the Administrative Committee's decision on the Claimant's claim will be limited to whether, in the particular instance, the Administrative Committee acted arbitrarily and capriciously in the exercise of its discretion. In no event will such further review, judicial or otherwise, be on a de novo basis, as the Administrative Committee has discretionary authority to determine eligibility for benefits and to construe and interpret the terms of the Plan.

     Section 11.10 Agent for Service of Process

     The Chairman of the Administrative Committee is designated as the agent for service of legal process with respect to all matters pertaining to the Plan. If no Chairman has been designated, service may be made on any Administrative Committee member. Service may be made at the Company's corporate offices.

     Section 11.11 Authority to Act for Company

     Any power or authority reserved to the Company hereunder will be exercised by the Board, except that the Board may delegate such power and authority to any person(s), committee(s), or organization(s) it deems appropriate. The Board or the board of directors of an Employer will have no administrative or investment authority or functions, and no member of the Board or the board of directors of an Employer shall be a fiduciary of the Plan solely because of such membership.

                                ARTICLE 12 TRUST


     Section 12.1 Trust Agreement

     The Plan will be funded through the Trust. All contributions will be paid to the Trustee. The Trustee will hold, invest and distribute the funds in the Trust in accordance with the terms of the Trust Agreement and this Plan. The Trustee will not be liable or responsible for determining the amount of any contributions to the Trust or for enforcing payment of such contributions.

     Section 12.2 Expenses

     All fees and other expenses of the Trustee, the Plan and the Trust will be paid from the Trust Fund, to the extent not paid by the Employers.

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

                  ARTICLE 13 AMENDMENT OR TERMINATION OF PLAN

     Section 13.1 Amendment of Plan

     (a) Subject to the remaining subsections of this Section 13.1, the Board may modify or amend the Plan at any time, in any way, and for any reason, and the Administrative Committee may modify or amend the Plan, if such modifications or amendments are administrative in nature or are required by law or regulation to maintain the qualified status of the Plan under the Code. Amendments may be retroactively effective to the extent permitted by applicable law and regulations.

     (b) Except as may be permitted by ERISA, the Code or regulations or other guidance issued under ERISA or the Code, no modification or amendment of the Plan may reduce or eliminate Code Section 411(d)(6) protected benefits determined immediately prior to the adoption date (or, if later, the effective date) of the amendment. An amendment reduces or eliminates Code Section 411(d)(6) protected benefits if the amendment (1) reduces the amount credited to any Participant's Accounts, (2) eliminates or reduces an early retirement benefit or a retirement-type subsidy (as defined in Treasury regulations), or
(3) eliminates an optional form of benefit. Furthermore, no modification or amendment of the Plan may cause or permit any part of the Trust to be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and for defraying the reasonable expenses of administering the Plan or Trust, or to revert to or become the property of the Employers, unless it shall have first been determined by the Internal Revenue Service that the Plan with the proposed modification or amendment will continue to be a qualified plan under Code Section 401 or any statute of similar import. No amendment or modification of this Plan may increase the duties of the Trustee without its consent. The Administrative Committee shall disregard an amendment to the extent application of the amendment would fail to satisfy this paragraph.

     (c) If the Plan is amended to change a vesting schedule, such amendment shall not be applied to reduce the nonforfeitable percentage of any Participant's accrued benefit derived from Employer contributions (determined as of the later of the date the Employer adopts the amendment or the date the amendment becomes effective) to a percentage less than the nonforfeitable percentage computed under the Plan without regard to the amendment. Unless expressly provided otherwise, the amended vestin schedule will apply to a Participant only if the Participant is credited with at least one Hour of Service after the new vesting schedule becomes effective.

     (d) If the Board or Administrative Committee makes a permissible amendment to the vesting schedule, each Participant whose nonforfeitable percentage of his accrued benefit is determined under such schedule, and who has completed at least three Years of Service at the time of the amendment to the vesting schedule may elect to have the percentage of his nonforfeitable accrued benefit computed under the Plan without regard to the amendment. The Participant must file his election with the Administrative Committee within sixty days after the latest of (1) the date the amendment is adopted; (2) the effective date of the amendment; or (3) the date the Participant is issued written notice of the amendment. The Administrative Committee shall forward a true copy of any amendment to the vesting schedule to each affected Participant, together with an explanation of the effect of the amendment, the appropriate form upon which the Participant may make an election to remain under the vesting schedul provided under the Plan prior to the amendment and notice of the time within which the Participant must make an election to remain under the prior vesting schedule. Notwithstanding the foregoing, the election described in this paragraph does not apply to a Participant if the amended vesting schedule provides for vesting at least as rapid at all times as the vesting schedule in effect prior to the amendment.

     Section 13.2 Termination of Plan

     (a) The Board may terminate the Plan or order the discontinuance of contributions to the Plan at any time and for any reason. Upon a complete or partial termination of this Plan, or a complete discontinuance of employer contributions hereto, the interests of the Participants in their Accounts (or, in the case of a partial termination, the interests of those Participants for whom the Plan has terminated) shall become fully vested and nonforfeitable. Upon termination, the Company may continue the Trust as it relates to the Plan or distribute that portion of the Trust Fund relating to the Plan. If the Trust Fund is liquidated, the Administrative Committee will allocate the net assets thereof among Participants and Beneficiaries in proportion to their interests.

     (b) If the Company Stock held in the Trust is sold in connection with the termination of the Plan or the amendment of the Plan to become a qualified employee plan that is not a stock bonus plan, then all Capital Accumulations will be distributed in cash.

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

                 ARTICLE 14 MERGER AND AFFILIATE PARTICIPATION


     Section 14.1 General Rules

     In the event of any merger or consolidation of the Plan with, or transfer in whole or in part of the assets and liabilities of the Trust to, another trust fund held under any other plan of deferred compensation maintained or to be established for the benefit of all or some of the Participants, the assets of the Trust applicable to such Participants shall be transferred to another trust fund only if:

     (a) each Participant (if either this Plan or the other plan then terminated) receives a benefit immediately after the merger, consolidation, or transfer that is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if this Plan had then terminated);

     (b) resolutions of the Board, and of any new or successor employer of the affected Employees, authorize such transfer of assets, and, in the case of the new or successor employer of the affected Participants, its resolutions shall include an assumption of liabilities with respect to such Participants' inclusion in the new employer's plan; and

     (c) such other plan and trust are qualified under Code Sections 401(a) and 501(a).

     Section 14.2 Special Rules When Plan Is Survivor

     The Company may approve the merger of other qualified plans with and into the Plan as the survivor, and may also approve the acceptance of assets under other forms of plan-to-plan transfers in appropriate cases. The assets received from the merger or other transfer may be accounted for as part of the Participant's existing Accounts to the extent appropriate and consistent with the character of the former accounts under the merged or transferor plan, or may be accounted for separately in order to giv effect to special matters, including, but not limited to, the following:

     (a) Vesting. A merger shall not be deemed to be a termination or partial termination of the merging plan. The accounts of the merging plan shall not become fully vested solely as a result of the merger. Unless the terms of the merger provide otherwise, the transferred assets shall remain subject to the former plan's vesting schedule subject to such modifications as may be required by law.

     (b) Survivor Annuity Requirements. If, through a plan merger or other type of transfer, assets subject to the survivor annuity requirements of Code Sections 401(a)(11) and 417 are received by the Plan, such assets shall

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

remain subject to such requirements in the same manner and to the same extent as they were prior to the transfer.

     (c) Code Section 411(d)(6) Protected Benefits. As provided by the Treasury regulations under Code Section 411(d)(6), the prohibition against the reduction or elimination of already-accrued "Code Section 411(d)(6) protected benefits" applies to a plan merger or other type of transfer. Accordingly, any Code
Section 411(d)(6) protected benefits shall continue to be available with respect to the transferred assets (and amounts attributable thereto), but not to any contributions (other than the transferred amounts) made to a Participants' Accounts under the Plan.

     (d) Withdrawals. No withdrawals may be made from an Account attributable to a transfer to the Plan from a money purchase pension plan. Withdrawals from an Account attributable to Code Section 401(k) elective deferrals must meet the requirements of Code Section 401(k)(2)(B).

     Section 14.3 Affiliate Participation

     Subject to the approval of the Board, any Affiliate desiring to become an Employer may elect to become a party to the Plan by adopting this Plan for the benefit of any specified group of its Employees, with such modification of the terms of the Plan with respect to such Employees as the Board and the Affiliate may approve, effective as of the date specified in such adoption. Such adoption shall be evidenced by such Participation Agreement, and/or such other documents or instruments, as the Administrative Committee may require.

     Section 14.4 Action Binding on Participating Affiliates

     As long as the Company is a party to the Plan or the Trust Agreement, it (and the Board) shall be empowered to act hereunder and/or thereunder for any Employer in all matters respecting the Plan and/or the Trust and any action taken by the Company or the Board with respect thereto shall automatically include, and be binding upon, any Employer.

     Section 14.5 Termination of Participation of Affiliate

     (a) Termination of Participation by Board. The Board reserves the right, in its sole discretion and at any time, to terminate the participation in the Plan of any or all Employers. Any such termination shall be effective immediately upon notice of such termination from the Board to the Trustee and the Employer being terminated or, if later, on the date specified in such notice.

     (b) Termination of Participation by Affiliate. Any Affiliate may withdraw from the Plan and end its status as an Employer hereunder, by action of its Board of Directors, subject to the Board's approval. Such termination shall be effective as soon as administratively practicable after approved by the Board or on such other date as the Board may specify.

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

     (c) Post-Termination Treatment. If an Affiliate's participation in the Plan terminates under subsection (a) or (b) immediately above, the Plan shall not terminate, but the portion of the Plan that is attributable to the terminated Affiliate shall become a separate plan, and the Company shall inform the Trustee of the portion of the Trust Fund that is then attributable to the participation of the terminated Affiliate. Such portion shall, as soon as administratively practicable after such termination, be set apart by the Trustee as a separate trust which shall be a part of the separate plan of the terminated Affiliate. Following any such termination, the administration, control, and operation of the Plan with respect to the terminated Affiliate shall be on a separate basis in accordance with the terms hereof, or as such terms may be amended by appropriate action of the terminated Affiliate in accordance with the provisions of this Article 14.

                        ARTICLE 15 TOP-HEAVY PROVISIONS


     Section 15.1 Applicability

     Notwithstanding any other provision of the Plan to the contrary, the provisions of this Article 15 shall apply for a Plan Year in which the Plan is a Top-Heavy Plan, as defined in Code Section 416(g).

     Section 15.2 Definitions

     For purposes of this Article 15, the following terms shall be defined as follows:

     (a) "Aggregation Group" means each plan maintained by the Employers in which a Key Employee participates and each other plan maintained by the Employers that enables any plan in which a Key Employee participates to meet the requirements of Code Section 401(a)(4) or 410. In addition, the Employers may elect to include other plans in the Aggregation Group that satisfy the requirements of Code Sections 401(a)(4) and 410 when considered together with the plans that are required to be aggregated. However, a plan that is or may be included in the Aggregation Group only upon an election by the Employers shall not be subject to the provisions of this Article 15.

     (b) "Determination Date" means the last day of the preceding Plan Year; provided that, for a Plan's initial Plan Year, the last day of such year shall be the Determination Date. Where more than one plan is aggregated, the present value of accrued benefits is determined separately for each plan (as of each plan's determination date that falls in the same calendar year) and then added together.

     (c) "Key Employee" means, as of any Determination Date, any Employee or former Employee (or Beneficiary of such Employee) who, at any time during the Plan Year (which includes the Determination Date) or during the preceding four Plan Years, is an officer (having annual Compensation in excess of 50% of the Code Section 415(b)(1)(A) limitation in effect for any such Plan Years) of an Employer, one of the Employees (having annual Compensation in excess of the Code
Section 415(c)(1)(A) limitation in effect for any such Plan Years) owning the ten largest interests in an Employer, a more-than-5% owner of an Employer, or a more-than-1% owner of an Employer who has annual Compensation in excess of $150,000. The constructive ownership rules of Code Section 318 (or the principles of that section, in the case of an unincorporated employer) will apply to determine ownership in an Employer. The Administrative Committee will

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

make the determination of who is a Key Employee in accordance with Code Section 416(i) and the regulations issued thereunder.

     (d) "Non-Key Employee" means an employee who is not a Key Employee.

     (e) "Top-Heavy Ratio" means the ratio determined in accordance with Section 416 of the Code for the plans in the Aggregation Group. Reasonable actuarial assumptions may be used for determining the present value of accrued benefits under a defined benefit plan maintained by the Employers. In determining the Top-Heavy Ratio:

     (1) reasonable actuarial assumptions may be used for determining the present value of accrued benefits under a defined benefit plan maintained by the Employers;

     (2)  the  Plan   incorporates  the  rules  of  Code  Section   416(g)(4)(A)
(concerning rollovers);

     (3)  the  Plan   incorporates  the  rules  of  Code  Section   416(g)(4)(B)
(concerning disregard of the accrued benefit of a Key Employee who is no longer a Key Employee);

     (4)  the  Plan   incorporates  the  rules  of  Code  Section   416(g)(4)(E)
(concerning employees who have not performed services for an Employer during the five-year period ending on the Determination Date); and

     (5) The Plan incorporates the rules of Code Section 416(g)(3) (concerning distributions from terminated plans).

     (f) Top-Heavy. This Plan shall be considered to be Top-Heavy for a Plan Year if, on the Determination Date for such Plan Year, the Top-Heavy Ratio exceeds 60%.

     (g) Super Top-Heavy. This Plan shall be considered to be Super Top-Heavy for a Plan Year if, on the Determination Date for such Plan Year, the Top-Heavy Ratio exceeds 90%.

     Section 15.3 Minimum Allocation

     For a year in which this Plan is a Top-Heavy Plan, the Employer contribution allocated to a Participant who is a Non-Key Employee, who is employed on the last day of the Plan Year, and who does not accrue the minimum benefit under Code Section 416(c)(1)(B) or 416(h)(2)(A)(ii)(I) (whichever is applicable for such Plan Year for any defined benefit plan maintained by the Employers), whether or not such Employee (i) failed to complete 1,000 Hours of Service (or the equivalent); (ii) declined to make

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

mandatory  contributions to
the Plan; or (iii) was excluded from the Plan because such individual's compensation was less than a stated amount, shall be no less than the lesser of:

     (a) 3% of the Participant's Compensation; and

     (b) the percentage at which contributions are made under this Plan for the Key Employee for whom such percentage is the highest for the year. This percentage shall be determined for such Key Employee by dividing the contributions for such Participant by so much of his compensation (within the meaning of Code Section 415(c)(3)) for the year as does not exceed the maximum amount determined for that year pursuant to Code Section 401(a)(17).

     Section 15.4 Modifications to Code Section 415 Limitations

     In a Plan  Year in which  this Plan is  Top-Heavy,  paragraphs  (2)(B)  and
(3)(B) of Code Section 415(e) shall be applied by substituting 1.0 for 1.25 unless the following conditions are met:

     (a) the Plan is not Super Top-Heavy; and

     (b) the accrued benefit of a Non-Key Employee is at least equal to the amount set forth in Section 15.3 hereof calculated by substituting 4% for 3% in
Section 15.3(a).

     Section 15.5 Uniform Determination of Accrued Benefit

     Solely for the purpose of determining if the Plan, or any other plan included in a required Aggregation Group of which this Plan is a part, is Top-Heavy, the accrued benefit of an Employee other than a Key Employee shall be determined under (a) the method, if any, that uniformly applies for accrual purposes under all plans maintained by the Employers and their Affiliates, or
(b) if there is no such method, as if such benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code
Section 411(b)(1)(C).

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

                         ARTICLE 16 GENERAL PROVISIONS

     Section 16.1 Exclusive Benefit

     No part of the Trust shall be used for, or diverted to, purposes other than the exclusive benefit of Participants and their Beneficiaries under the Plan, and for defraying the reasonable expenses of administering the Plan.

     Section 16.2 No Rights

     Neither the establishment of the Plan, nor any modification thereof, nor any provisions hereof, nor any payment of benefits hereunder shall be deemed to give any Employee or any other person whomsoever any legal or equitable right against the Board, the Administrative Committee, the Trustee or any Employer, or to give any Employee or other person whomsoever the right to be retained in the service of any Employer or to interfere with the Employers' right to terminate any Employee at any time. No Employee prior to the time he becomes entitled to receive benefits in accordance with this Plan shall have any right or interest in or to any portion of the assets of the Plan, and no Employee or other individual shall have any right to benefits, except to the extent provided herein.

     Section 16.3 Fiduciary Liability

     None of the Employers, the Board, the Administrative Committee, the Trustee or any other person shall be liable for any act or failure to act unless such is a breach of duty under ERISA. No fiduciary shall be responsible for any act or failure to act of another fiduciary, except as otherwise specifically provided under ERISA.

     Section 16.4 Missing Participant or Beneficiary

     Each person eligible to receive benefits under this Plan must file with the Administrative Committee in writing his mailing address and each change of address until payment of his benefit is made. Any communication, statement, or notice addressed to such person at his last mailing address filed with the Administrative Committee or Trustee (or if no mailing address was filed with the Administrative Committee or Trustee, then his last mailing address shown by the Employers' payroll records) will be binding upon such person for all purposes of this Plan, and neither the Trustee nor the Administrative Committee shall be obligated to search for or ascertain the whereabouts of any such person. If the Administrative Committee sends notice to such address, addressed to such person, stating that he is entitled to payment under the Plan, and in such notice states the provisions of this subparagraph, and such person fails to claim his benefits or fails to make his whereabouts known in writing to the Administrative Committee within two years after the date such notice is sent, the amount held for such person shall be forfeited and applied as if such amount were an additional Matching Contribution for the Plan Year in which it is forfeited to be allocated among all Employees eligible to share in the Employers' Matching Contributions for such Plan Year. The benefit will be reinstated from forfeitures for the Plan Year in which

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

     reinstatement   occurs,   or  to  the  extent  that  such  forfeitures  are
insufficient, from a special Employer contribution, if at any later date claim is made therefor by such person or his Beneficiary.

     Section 16.5 Antialienation Rule

     No Account or benefit under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment (either at law or in equity), pledge, encumbrance, garnishment, levy, execution, charge, or other legal or equitable process and any attempt to do so shall be void, nor shall any such Accounts or benefits be in any way liable for or subject to the debts, contracts, liabilities, engagements, or torts of any person entitled to such Accounts or benefits, except as provided in a qualified domestic relations order, as defined in Code Section 414(p).

     Section 16.6 Qualified Domestic Relations Orders

     (a) Notwithstanding Section 16.5 hereof, nothing contained herein shall prevent the Trustee, in accordance with the direction of the Administrative Committee, from complying with the provisions of a qualified domestic relations order (as defined in Code Section 414(p)). This Plan specifically permits distribution to an alternate payee under a qualified domestic relations order at any time, irrespective of whether the Participant has attained his earliest retirement age (as defined under Code Section 414(p)) under the Plan. A distribution to an alternate payee prior to the Participant's attainment of his earliest retirement age is available only if (1) the order specifies distribution at that time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution, and (2) if the present value of the alternate payee's benefits under the Plan exceeds $5,000, and if the order so requires, the alternate payee consents to any distribution occurring prior to the Participant's attainment of earliest retirement age. Nothing in this Section 16.6 gives a Participant a right to receive distribution at a time otherwise not permitted under the Plan nor does it permit the alternate payee to receive a form of payment not otherwise permitted under the Plan.

     (b) The Administrative Committee shall establish reasonable procedures to determine the qualified status of a domestic relations order. Within a reasonable period of time after receiving the domestic relations order, the Administrative Committee must determine the qualified status of the order and must notify the Participant and each alternate payee of its determination. If any portion of the Participant's Capital Accumulation is payable during the period the Administrative Committee is making its determination of the qualified status of the domestic relations order, the Administrative Committee must direct the Trustee to make a separate accounting of the amounts payable. If the Administrative Committee determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the Administrative Committee will direct the Trustee to distribute the payable amounts in accordance with the order. If the Administrative Committee does not make its determination of the qualified status of the order within the 18-month determination period, the Administrative Committee will direct the Trustee to distribute the payable amounts in the manner the Plan would

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

distribute   if  the  order  did  not  exist  and  will   apply  the  order
prospectively if the Administrative Committee later determines the order is a qualified domestic relations order.

     (c) The Trustee will make any payments or distributions required under this
Section 16.6 by separate benefit checks or other separate distribution to the alternate payee(s).

     Section 16.7 Contribution Amounts Returnable to Employers

     (a) Mistake of Fact and Nondeductibility. The Employers contribute to the Plan on the condition that their contributions are not due to a mistake of fact and are deductible under Code Section 404. The Trustee, upon written request from the Company, will return to an Employer the amount of the Employer's contribution made by the Employer by mistake of fact or the amount of the Employer's contribution disallowed by the Internal Revenue Service as a deduction under Code Section 404; provided, however, that the Trustee will not return any portion of an Employer's contribution under the provisions of this
Section 16.7 more than one year after the Employer made the contribution by mistake of fact or the deduction is disallowed, whichever is applicable. The Trustee will not increase the amount of an Employer's contribution returnable under subsection (a) immediately above for any earnings attributable to the contribution, but the Trustee will decrease an Employer's contribution returnable for any losses attributable to it. The Trustee may require the Company or the Employer to furnish it whatever evidence the Trustee deems necessary to enable the Trustee to confirm that the amount the Company has requested to be returned is properly returnable under ERISA.

     (b) IRS Approval. Notwithstanding any other provision herein to the contrary, the effectiveness of the ESOP is subject to the condition subsequent that the Company receive a determination from the Internal Revenue Service that the ESOP meets the requirements for qualification contained in Code Section 401(a) and constitutes an employee stock ownership plan within the meaning of Code Section 4975(e)(7) and that the Trust is exempt from federal income tax under Code Section 501(a). If the Internal Revenue Service fails to provide such a determination following the Company's request therefor, then upon written notice from the Company, the Trustee shall return all of the Trust Fund's assets held under the ESOP to the Employers; provided, however, that the Trustee must return such assets within one year of the final disposition of the Company's request for such determination. The ESOP will terminate upon the Trustee's return of the Employers' contributions.

     Section 16.8 Word Usage

     Whenever any words are used herein in the masculine, they shall be construed as though they were used in the feminine in all cases where they would so apply; and wherever any words are used herein in the singular or plural, they shall be construed as though they were used in the plural or singular, as the case may be. The words "hereof," "herein," "hereunder" and other similar compounds of the word "here" shall mean and refer to this entire document and not to any particular article or section. Titles of articles and sections

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hereof are for general  information  only,  and this  document is not to be construed by reference thereto.

     Section 16.9 Applicable Law

     The 401(k) Portion is intended to be a profit sharing plan with a cash or deferred arrangement qualified under Code Sections 401(a) and 401(k). The ESOP is intended to be a stock bonus plan qualified under Code Section 401(a) and an employee stock ownership plan within the meaning of Code Section 4975(e)(7). The Plan is also intended to be an individual account plan under ERISA Section 407(d)(3). The Plan shall be interpreted so as to be in compliance with the requirements of such sections. The Plan shall be construed, and its validity determined, in accordance with the laws of the State of Oregon to the extent such laws are not preempted by federal law. In case any provision of the Plan is held to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts of the Plan, but the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

                                    * * * * *

     TO RECORD THE ADOPTION of this amendment and restatement of the Plan, the Company has caused it to be executed on this 1st day of July, 1999.



                                         CONCENTREX INCORPORATED

                                         By:  /s/ Kurt W. Ruttum
                                              ------------------
                                              Name:  Kurt W. Ruttum
                                              Its: Vice President and
                                                     Chief Financial Officer

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

                             CONCENTREX INCORPORATED

                    EMPLOYEE SAVINGS AND STOCK OWNERSHIP PLAN


                                   APPENDIX A
                          SURVIVOR ANNUITY REQUIREMENTS


     Section A.1 Applicability

     This Appendix A shall apply to, and only to, a Participant whose Capital Accumulation exceeded $3,500 on April 1, 1996 (or as of the date of any distribution with respect to such Participant occurring under the Plan prior to April 1, 1996) and exceeds $5,000 on the date of distribution (or exceeded such amount on the date of any prior distribution under the Plan to such Participant), notwithstanding any provision of the Plan to the contrary.

     Section A.2 Definitions

     For purposes of this Appendix A the following terms shall have the respective meanings set forth below:

     (a) "Qualified Joint and Survivor Annuity" means the immediate and nontransferable annuity that is purchasable with the Participant's Capital Accumulation under the 401(k) Portion and that provides an annuity for the life of the Participant and a survivor annuity for the remaining life of the Participant's surviving spouse equal to 100% of the amount of the annuity payable during the life of the Participant; provided, however, that the Participant may elect a 50% survivor benefit in lieu o a 100% survivor benefit.

     (b) "Qualified Preretirement Survivor Annuity" means the immediate and nontransferable annuity that is purchasable with the Participant's Capital Accumulation under the 401(k) Portion and that provides an annuity payable for the life of the Participant's surviving spouse.

     (c) "Single Life Annuity" means the immediate and nontransferable annuity that is purchasable with the Participant's Capital Accumulation under the 401(k) Portion and that provides an annuity for the life of the Participant, with benefits ceasing upon the Participant's death.

     Section A.3 Retirement Annuity Payments

     (a) Requirement. If a Participant survives until his Annuity Starting Date, distribution of the Participant's Capital Accumulation under the 401(k) Portion will be made in the form of a Qualified Joint and Survivor Annuity, if the Participant is married as of his

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Annuity  Starting  Date,  or in the form of a Single Life  Annuity,  if the
Participant is not married as of his Annuity Starting Date.

     (b) Waiver. Notwithstanding subsection (a) immediately above, a Participant may elect, at any time during the 90-day period ending on his Annuity Starting Date, to waive the Qualified Joint and Survivor Annuity or the Single Life Annuity form of payment, as applicable. The Participant may also revoke a prior waiver election at any time during such period. The number of elections and revocations will not be limited. However, an election to waive the Qualified Joint and Survivor Annuity by a Participant who is married on his Annuity Starting Date will be invalid unless:

     (1) (A) the Participant's spouse consents in writing to such election during the 90-day period ending on the Participant's Annuity Starting Date, (B) the election designates a specific Beneficiary (and optional form of benefit) that cannot be changed without the spouse's consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further consent by the spouse), and (C) the spouse's consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public; or

     (2)  the   Participant   establishes   to  the   satisfaction   of  a  Plan
representative that the Participant has no spouse, the Participant's spouse cannot be located or the Participant is excused from obtaining such consent because of other circumstances approved in federal regulations.

     The spouse's consent may not be revoked. However, the consent of one spouse will not be valid with respect to any other spouse.

     (c) Notice. The Administrative Committee will provide to each Participant to whom this Appendix A applies, no less than 30 days and no more than 90 days before the Participant's Annuity Starting Date, a written explanation of:

     (1) The terms and conditions of the Qualified Joint and Survivor Annuity or the Single Life Annuity, as applicable;

     (2) The Participant's right to make, and the effect of, an election to waive the applicable annuity form of payment;

     (3) The rights of the Participant's spouse; and

     (4) The right to make, and the effect of, a revocation of previous election to waive the applicable annuity form of payment.

     (d) Annuity Starting Date. Notwithstanding the foregoing, a Participant's Annuity Starting Date can be less than 30 days after the notice described in Section A.3(c) hereof is provided to such Participant, if the following requirements are satisfied:

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     (1) the  Administrative  Committee clearly informs the Participant that the
Participant has a right to a period of at least 30 days after receiving the notice to consider whether to waive the Qualified Joint and Survivor Annuity or the Single Life Annuity, as applicable, and to consent to a form of distribution other than a Qualified Joint and Survivor Annuity or Single Life Annuity;

     (2) the Participant, after receiving the notice, affirmatively elects a distribution in a form other than the Qualified Joint and Survivor Annuity (and the Participant's spouse consents to that form of distribution) or the Single Life Annuity, as applicable;

     (3) the Participant is permitted to revoke an affirmative distribution election at least until the Annuity Starting Date or, if later, at any time prior to the expiration of the 7-day period that begins the day after the notice is provided to the Participant;

     (4) the Annuity Starting Date is after the date that the notice is provided to the Participant; provided, however, that the Annuity Starting Date can be before the date that any affirmative distribution election is made by the Participant and before the date that distribution is permitted to commence under Section A.3(d)(5) hereof; and

     (5) distribution in accordance with the affirmative election does not commence before the expiration of the 7-day period that begins the day after the notice is provided to the Participant.

     Section A.4 Qualified Preretirement Survivor Annuity

     (a) Requirement. The Capital Accumulation under the 401(k) Portion of a married Participant who dies before his Annuity Starting Date will be
distributed  in  the  form  of  a  Qualified   Preretirement  Survivor  Annuity.


     (b) Waiver. Notwithstanding Section A.4(a) hereof, a Participant may elect to waive the Qualified Preretirement Survivor Annuity (and may revoke any such waiver) at any time during the period commencing on the first day of the Plan Year during which the Participant attains age 35 (or, if earlier, the date on which the Participant's Service terminates, but only with respect to benefits accrued at such date) and ending on the date of the Participant's death. The number of elections and revocations will not be limited. However, an election by a married Participant to waive the Qualified Survivor Preretirement Annuity will be invalid unless:

     (1) (A) the Participant's spouse consents in writing to such election, (B) the election designates a specific Beneficiary that cannot be changed without the spouse's consent (or the spouse's consent expressly permits designations by the Participant without any requirement of further consent by the spouse),

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and (C) the spouse's consent acknowledges the effect of the election and is witnessed by a Plan representative or a notary public; or

     (2)  the   Participant   establishes   to  the   satisfaction   of  a  Plan
representative that the Participant has no spouse, the Participant's spouse cannot be located or the Participant is excused from obtaining such consent because of other circumstances approved in federal regulations.

     The spouse's consent may not be revoked. However, the consent of one spouse will not be valid with respect to any other spouse.

     (c) Notice. The Administrative Committee will provide to each Participant to whom this Appendix A applies, within the "applicable period" defined below, a written explanation with respect to the Qualified Preretirement Survivor Annuity comparable to that required under Section A.3(c) hereof with respect to the Qualified Joint and Survivor Annuity. For purposes of this Section A.4(c), the "applicable period" is the period beginning with the first day of the Plan Year in which the Participant attains age 32 and ending with the close of the Plan Year preceding the Plan Year in which the Participant attains age 35; provided, however, that in the case of a Participant whose Service terminates prior to his attainment of age 35, the "applicable period" is the period commencing one year before and ending one year after the date of such termination. If an Employee first becomes a Participant after attaining age 34, the "applicable period" is the period ending one year after the date on which such Employee became a Participant.

     (d) Waiver by Surviving Spouse. Notwithstanding the foregoing, following the Participant's death, but before the commencement of the Qualified Preretirement Survivor Annuity, the Participant's surviving spouse may elect to waive the Qualified Preretirement Survivor Annuity and to have such benefit distributed in one of the forms set forth in Section 10.2(b) of the Plan.

     Section A.5 Optional Forms of Payment

     If payment in the form of the Qualified Joint and Survivor Annuity, Single Life Annuity or Qualified Preretirement Survivor Annuity is properly waived, payment of the Participant's Capital Accumulation under the 401(k) Portion may be made in any of the following forms, as elected by the Participant (or, in the case of a deceased Participant, the Participant's Beneficiary):

     (a) A single, lump sum distribution;

     (b) Substantially equal monthly, quarterly, semi-annual or annual installments over a fixed period of time designated by the Participant (or, in the case of a deceased Participant, the Participant's Beneficiary); provided, however, that such period may not extend beyond the joint life expectancy of the Participant and his Beneficiary (or, in the case of a deceased Participant, the life

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expectancy of the  Participant's  Beneficiary).  If this option is elected, then the Participant's Accounts will continue to be adjusted for net income (or loss) in accordance with Section 5.4 of the Plan through the Valuation Date coinciding with or immediately preceding the date on which the final installment payment is processed;

     (c) A Life Annuity with ten years certain (available only to Participants who were also participants in the Culverin Plan);

     (d) A 50% or 100% joint and survivor annuity for the Participant and his or her designated beneficiary (available only to Participants who were also participants in the Culverin Plan); or

     (e) A 50% or 100% joint and survivor annuity with period certain (available only to Participants who were also participants in the Culverin Plan).

     Section A.6 In-Service Withdrawals

     A Participant may elect to withdraw all or a portion of the balance in his or her Culverin After-Tax Account at any time. A Participant who was also a participant in the Culverin Plan may elect to withdraw all or any portion of his vested Accrued Benefit at any time after attaining age 59 1/2. Any such withdrawals are further subject to the provisions of this Appendix A.

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